SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

HEARTLAND FINANCIAL USA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 9, 2024

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Heartland Financial USA, Inc. The Annual Meeting will be a virtual meeting of stockholders conducted exclusively online via webcast, on Wednesday, May 22, 2024, at 1:00 p.m. Mountain Time. You will be able to attend the Annual Meeting online by visiting: www.virtualshareholdermeeting.com/HTLF2024. To participate in the Annual Meeting, you will need the 16-digit control number included in your proxy materials or Notice of Internet Availability of Proxy Materials (the “Internet Notice”).

At our Annual Meeting, we will discuss and vote on the matters described in the proxy materials. Your vote is important, regardless of the number of shares you own.

If you are sent an Internet Notice but would prefer to receive the traditional printed proxy materials free of charge, please follow the instructions on the Internet Notice to request the printed materials via U.S. mail. If you received the traditional printed proxy materials in lieu of the Internet Notice, you may vote your shares online, by telephone, or by mail by following the instructions on the proxy card.

Sincerely,

John K. Schmidt
Chairman

Bruce K. Lee
President and CEO

1800 Larimer Street, Suite 1800 · Denver, Colorado 80202 · (303) 285-9200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF HEARTLAND FINANCIAL USA, INC. (“HTLF”):

DATE AND TIME	Wednesday, May 22, 2024 at 1:00 p.m. Mountain Time

LOCATION
The Annual Meeting will be a virtual meeting of stockholders conducted exclusively online via webcast. You will be able to attend the Annual Meeting online by visiting: www.virtualshareholdermeeting.com/HTLF2024. To participate in the Annual Meeting, you will need the 16-digit control number included in your proxy materials or Notice of Internet Availability of Proxy Materials.

ITEMS OF BUSINESS	(1)	Elect twelve individuals to serve as Directors for a one-year term
	(2)	Approval of the Heartland Financial 2024 Long-Term Incentive Plan
	(3)	Non-binding, advisory vote on executive compensation
	(4)	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024
	(5)	Transact such other business as may properly be presented at the Annual Meeting
RECORD DATE	Stockholders of record at the close of business on March 27, 2024, are the stockholders entitled to vote at the Annual Meeting and any adjournments or postponements of the meeting.

VOTING BY PROXY	Whether or not you plan to attend the Annual Meeting, please vote your shares promptly to ensure they are represented. In the event there are an insufficient number of votes for a quorum, or to approve or ratify any of the foregoing proposals, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies.

☑    The Board of Directors recommends a vote “FOR” the election of all Directors for a one-year term, as listed in the proxy statement, and a vote “FOR” Proposals 2, 3, and 4.

By Order of the Board of Directors:
Jay L. Kim, Corporate Secretary
Denver, Colorado
April 9, 2024

The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the Annual Meeting. You may access our proxy materials and vote your shares online by following the instructions on the Internet Notice. If you receive a proxy card, you may vote your shares online, by telephone, or by mail by following the instructions on your proxy card. If you hold shares through a broker or other nominee, please follow the voting instructions provided to you by that broker or other nominee.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on Wednesday, May 22, 2024. The proxy statement and Annual Report to Stockholders are available through the Investor Relations section of HTLF’s website at ir.htlf.com.

TABLE OF CONTENTS	Page #

Stockholder Letter
Notice Of Annual Meeting of Stockholders
Proxy Highlights
Proxy Statement	1
Proposal 1 - Election Of Directors	5
Corporate Governance and The Board of Directors	11
Corporate Social Responsibility Overview	17
Security Ownership of Certain Beneficial Owners and Management	19
Delinquent Section 16 (a) Reports	20
Proposal 2 - Approval of the Heartland Financial 2024 Long-Term Incentive Plan	21
Proposal 3 - Non-Binding Advisory Vote On Executive Compensation	27
Named Executive Officer Compensation	28
Compensation Discussion and Analysis	28
Summary Compensation Table	42
Grants Of Plan-Based Awards	44
Outstanding Equity Awards At Fiscal Year End	45
Option Exercises and Stock Vested	46
Non-Qualified Deferred Compensation	46
Potential Payments Upon Termination or Change In Control	48
Pay Ratio Disclosure	51
Pay vs Performance	52
Related Person Transactions	55
Proposal 4 - Ratification of The Appointment of KPMG LLP As The Company’s Independent Registered Public Accounting Firm for The Fiscal Year Ending December 31, 2024	57
Audit Committee Report	57
Relationship with Independent Registered Public Accounting Firm	58
Other Matters	59
Annex A	i

PROXY HIGHLIGHTS

Business Results
Despite macroeconomic challenges including inflationary pressures, in 2023 we delivered strong results while executing on our strategic plans to drive organic growth, improve the customer experience, and position ourselves to be a top-performing bank. Below are some key financial highlights from 2023:
*Adjusted earnings per share of $4.39 (see Compensation Discussion and Analysis section below for description of adjustments to earnings per share).
*Maintained strength and stability through financial market disruptions, with 61% of deposits insured or collateralized at December 31, 2023, while increasing HTLF’s common equity ratio to 9.27% at December 31, 2023 from 8.16% at December 31, 2022.
*Increased total loans to $12.07 billion as of December 31, 2023.
*Repositioned our balance sheet by selling approximately $865 million in securities yielding 2.69% and using the proceeds to repay wholesale funding with a cost of 5.50%.
*Maintained excellent credit quality, with 30-89 day loan delinquencies of 0.09% of total loans and nonperforming assets of 0.57% of total loans, each as of December 31, 2023.

Strategic Developments
We continued our focus on strategic priorities, with an emphasis on improving efficiency and positioning ourselves for the future.
*Launched HTLF 3.0 – Our strategy to become a top-performing bank through our focus on revenue growth and efficiency by investing in talent and enhancing product offerings, while reducing complexity in the business, investing in profitable growth, and efficiently allocating capital.
*Focused on Core Businesses – We enhanced our focus on our core areas of expertise and exited smaller non-core businesses by (i) selling our consumer credit card portfolio; (ii) selling our mortgage servicing rights portfolio and exiting our consumer mortgage business; and (iii) transferring the recordkeeping and administration functions of our Retirement Plan Services business to a third party.
*Completed Charter Consolidation – Completed charter consolidation, which we expect to deliver $20 million in cost savings annually.

Compensation
Our Executive Officer Compensation Philosophy (the “Compensation Philosophy”) guides all compensation decisions at HTLF related to executive officers. The fundamental principle of the Compensation Philosophy is that we provide executives with a competitive compensation package that rewards executive officers for superior financial and operating performance through elements of variable compensation, while encouraging good long-term stewardship of the organization that does not improperly incentivize excessive risk taking. Guided by once again receiving strong support on our advisory “say on pay” proposal in 2023 we have retained most of the key elements of our 2022 compensation program in 2023.

Corporate Governance
Good corporate stewardship continues to be a primary area of focus for the Board of Directors. In 2023 we took several steps to improve the functioning of our Board and further align it with best practices, including (i) declassifying the Board; (ii) separating the compensation function of the Board into a newly-created Compensation and Human Capital Committee and clarified Board governance of ESG matters in order to devote more aggregate time to compensation, corporate governance, and ESG matters; and (iii) increasing the diversity of our Board of Directors in order to ensure that the Board has as many perspectives represented as possible. In addition, we built on our prior year’s efforts and released our 2023 Corporate Social Responsibility Report.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Heartland Financial USA, Inc. (“HTLF,” the “Company” or “we”) of proxies to be voted at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be a virtual meeting of stockholders conducted exclusively online via webcast. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/HTLF2024 on Wednesday, May 22, 2024, at 1:00 p.m. Mountain Time, or at any adjournments or postponements of the meeting. We first mailed this proxy statement and proxy card on or about April 9, 2024.

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the Annual Meeting. The following information regarding the meeting and the voting process is presented in a question and answer format.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

WHY AM I RECEIVING THIS NOTICE OR PROXY STATEMENT AND PROXY CARD?

You are receiving proxy materials from us because on March 27, 2024, which is the record date for the Annual Meeting, you owned shares of our common stock. This proxy statement describes the matters that will be presented for a vote by the stockholders at the Annual Meeting.

When you submit a proxy, you appoint the designated proxy holder to represent you at the Annual Meeting. The proxy holder will vote your shares as you have instructed whether or not you attend the Annual Meeting. Even if you plan to attend, you should vote your shares in advance of the Annual Meeting in case your plans change.

HOW DO I VOTE BY PROXY?

In order to vote by proxy in advance of the Annual Meeting, you may use the Internet to transmit your voting instructions, vote by phone or vote by mail, in each case by following the instructions on the proxy card. If you use the Internet to transmit your voting instructions or vote by phone, you must vote by 11:59 p.m. Eastern Time on May 21, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 17, 2024 for shares held in a retirement plan account. If you choose to vote by mail, your proxy card should be mailed sufficiently in advance to allow for delivery no later than May 21, 2024.

HOW CAN I ATTEND THE ANNUAL MEETING?

If you are a stockholder of the Company as of the record date, you will be able to attend the Annual Meeting online by visiting: www.virtualshareholdermeeting.com/HTLF2024 and following the instructions provided in your proxy materials or Notice of Internet Availability of Proxy Materials (the “Internet Notice”). To participate in the Annual Meeting, you will need the 16-digit control number included in your proxy materials or Internet Notice. If you do not have this control number at the time of the meeting, you will still be able to attend as a guest, but you will not be able to vote or ask questions.

WHY IS THE COMPANY HOLDING A VIRTUAL ANNUAL MEETING?

Based on the success and popularity of our previous virtual annual meetings, we have again decided to hold a virtual annual meeting in 2024. Hosting the Annual Meeting virtually provides greater ease of access to all of our stockholders, permitting them to meaningfully participate regardless of where they are located. In addition, a virtual meeting permits us to reduce unnecessary business travel, facilitating better environmental stewardship, and resulting in cost savings for the Company and our stockholders.

HOW WILL THE MEETING BE CONDUCTED?

The Annual Meeting will be conducted online, in a fashion similar to an in-person meeting. You will be able to attend the meeting online, vote your shares electronically, and submit your questions during the meeting. Mr. Schmidt, the Chairman of the Board of Directors, will preside at the meeting.

The meeting will begin promptly at 1:00 p.m., Mountain Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Mountain Time, and you should allow ample time for the check-in procedures.

HOW CAN I ASK QUESTIONS DURING THE MEETING?

You may submit questions in real time during the virtual meeting. We are committed to acknowledging each appropriate question we receive in the order that it was received, with a limit of one question per stockholder until we have allowed each stockholder to ask a question, or until the time scheduled for questions is expired. Submitted questions should follow our Rules of Conduct in order to be addressed during the Annual Meeting. Our Rules of Conduct will be posted at www.virtualshareholdermeeting.com/HTLF2024 during the Annual Meeting.
WHAT CAN I DO IF I NEED TECHNICAL ASSISTANCE DURING THE MEETING?

If you have technical difficulties on the day of the meeting, you may request assistance immediately prior to the meeting by going to www.virtualshareholdermeeting.com/HTLF2024, and following the instructions for obtaining technical assistance.

IF I CAN’T ATTEND THE MEETING, HOW DO I VOTE OR LISTEN TO IT LATER?

You do not need to attend the virtual meeting to vote if you submitted your vote via proxy in advance of the meeting. A replay of the meeting, including the questions answered during the meeting, will be available at ir.htlf.com.

WHAT MATTERS WILL BE VOTED ON AT THE ANNUAL MEETING?

You are being asked to vote on the following matters proposed by our Board of Directors:

(1)	Elect twelve individuals to serve as Directors for a one-year term
(2)	Approval of the Heartland Financial 2024 Long-Term Incentive Plan
(3)	Non-binding, advisory vote on executive compensation
(4)	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024
(5)	Transact such other business as may properly be presented at the Annual Meeting

☑    The Board of Directors recommends a vote “FOR” the election of all Directors for a one-year term, as listed in the proxy statement, and a vote “FOR” Proposals 2, 3, and 4.

These matters are more fully described in this proxy statement. We are not aware of any other matters that will be proposed at the Annual Meeting. However, if you have voted your shares and a proposal is properly presented at the Annual Meeting that is not identified in the proxy materials, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

HOW MANY VOTES DO OUR STOCKHOLDERS HAVE?

Holders of common stock have one vote for each share of common stock owned at the close of business on March 27, 2024, the record date for the Annual Meeting.

HOW DO I VOTE?

Stockholders of Record

In addition to voting your shares online at the Annual Meeting, you may also vote your shares of common stock in advance of the Annual Meeting by submitting a proxy using one of the following options:

*online using the instructions for Internet voting shown on the Internet Notice or proxy card;
*by telephone using the instructions for telephone voting shown on the proxy card; or
*by mail by marking the proxy card with your instructions and then signing, dating and returning the proxy      card in the enclosed return addressed envelope.

Plan Holders

If you hold shares in a retirement plan account that allows you to direct the plan trustee how to vote the shares in your account (“Plan Shares”), please follow the voting instructions provided to you by the plan trustee or administrator. In the absence of instructions from you on how to vote any Plan Shares, the plan trustee may vote those shares in accordance with the terms of the plan.

“Street Name” Holders

In addition to voting your shares online at the Annual Meeting, you may also vote your shares of common stock in advance of the Annual Meeting by following the voting instructions provided by your broker or other nominee. Brokers who hold your shares in “street name” have the authority to vote shares for which they do not receive instructions on all routine matters submitted for approval at the Annual Meeting. In the absence of your specific instructions as to how to vote, your broker will not have authority to vote on the matters considered non-routine, which includes all actions other than Proposal 4, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, resulting in a so-called “broker non-vote”. If you hold your shares through a broker or other nominee it is important that you cast your vote if you want it to count on all of the matters to be considered at the Annual Meeting.

WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:
*signing another proxy with a later date and returning that proxy to Mr. Jay L. Kim, Corporate Secretary, Heartland Financial USA, Inc., 1800 Larimer Street, Suite 1800, Denver, Colorado 80202;
*sending notice to us that you are revoking your proxy; or
*voting online at the Annual Meeting.

If you hold your shares in the name of your broker and desire to revoke your proxy in advance of the Annual Meeting, you may submit another vote in accordance with the voting instructions sent to you, or you will need to contact your broker. You may also change your vote by voting online at the Annual Meeting.

HOW MANY VOTES DO WE NEED TO HOLD THE ANNUAL MEETING?

A majority of the shares of common stock that are outstanding as of the record date must be present at the Annual Meeting in order to hold the Meeting and conduct business.

Shares are counted as present at the Annual Meeting if the stockholder either:
*is present online at the Annual Meeting; or
*has properly voted via Internet, phone, or proxy card prior to the Annual Meeting.

On March 27, 2024, there were 42,783,670 shares of common stock outstanding. Therefore, shares of common stock with at least 21,391,836 votes need to be present to constitute a quorum to hold the Annual Meeting and conduct business. Presence may be in person or by proxy. Abstentions and broker non-votes are counted as present and entitled to vote at the Annual Meeting for purposes of defining a quorum. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of a quorum at the meeting.

WHERE CAN STOCKHOLDERS GET COPIES OF OUR ANNUAL REPORT?

Stockholders may receive a free copy of our 2023 Annual Report on Form 10-K, including financial statements, by sending a written request to Mr. Jay L. Kim, Corporate Secretary, Heartland Financial USA, Inc., 1800 Larimer Street, Suite 1800, Denver, Colorado 80202.

WHAT HAPPENS IF A NOMINEE FOR DIRECTOR IS UNABLE TO STAND FOR ELECTION?

The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxy may be voted for the substitute nominee. Alternatively, the Board may reduce its size. You cannot vote for more than twelve nominees. The Board has no reason to believe any nominee will be unable to stand for election.

WHAT OPTIONS DO I HAVE IN VOTING ON EACH OF THE PROPOSALS?

You may vote “FOR” or “WITHHOLD” authority to vote for each nominee for director. You may vote “FOR,” “AGAINST” or “ABSTAIN” on any other proposal that may properly be brought before the meeting.

HOW MANY VOTES ARE NEEDED FOR EACH PROPOSAL?

The directors are elected by a plurality of the outstanding shares of our common stock represented at the Annual Meeting and entitled to vote, meaning that the twelve individuals receiving the highest number of votes cast “FOR” their election will be elected as directors of HTLF. Withholding against the nominees has no effect.

The votes on the Heartland Financial 2024 Long-Term Incentive Plan, executive compensation, and auditor ratification each require the affirmative vote of a majority of the shares of voting stock represented at the meeting and entitled to vote. Abstentions will have the same effect as negative votes.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

We will announce preliminary voting results at the Annual Meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) by the close of business on the fourth business day after the Annual Meeting.

WHO BEARS THE COST OF SOLICITING PROXIES?

We bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors and employees of HTLF, or its subsidiaries, may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies and we have not engaged a third party proxy solicitor. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

WHAT IF I SHARE THE SAME ADDRESS AS ANOTHER STOCKHOLDER?

If you share an address with one or more other stockholders, you may have received only a single copy of the Annual Report to Stockholders, proxy statement or Internet Notice for your entire household. This practice, known as “householding,” is intended to reduce printing and mailing costs. If you are a registered stockholder and you prefer to receive a separate Annual Report to Stockholders, proxy statement or Internet Notice this year or in the future, or if you are receiving multiple copies at your address and would like to enroll in “householding” and receive a single copy, contact Broadridge at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you are a beneficial owner of shares held in street name, please contact your bank, brokerage firm or other intermediary to make your request. There is no charge for separate copies.

PROPOSAL 1	ELECTION OF DIRECTORS
Elect twelve individuals to serve as Directors for a one-year term	☑	The Board of Directors recommends that you vote your shares FOR each of the nominees.

Our Board of Directors carefully considers the qualifications of each director candidate and the overall composition of the Board, and believes that Board deliberations are enhanced by the diversity of backgrounds represented and a balance of tenure. The Board has a robust Director selection process that is focused on creating a diverse group of candidates who possess the background, skills, and expertise to make significant contributions to the Board. The Board strives to balance the need for continuity with that of obtaining fresh perspectives relevant to the Board’s work. The Board currently consists of twelve directors, with a balanced range of tenure as shown by the table below. The Board added two new Directors in 2023 and has nominated two new individuals to serve as Directors, which reflects the Board’s commitment to ongoing refreshment. Assuming each nominee is elected, our tenure will be: 0-5 years: 50%; 5-10 years: 33%; and 10+ years: 17%.

Board Diversity Matrix (As of January 31, 2024)
	Female	Male
Total Number of Directors	12
Part I: Gender Identity
Directors	5	7
Part II: Demographic Background
African American or Black	1
Hispanic or Latinx	1
LGBTQ+	1
White	3	7

At the Annual Meeting, you will be entitled to vote for twelve Directors for a one-year term expiring at our 2025 Annual Meeting of Stockholders, when their successors will be duly elected and qualified. No Director has been nominated or is serving pursuant to any arrangement that requires that they be selected as a Director. Each of the nominees has agreed to serve as a Director, if elected. If for any reason any of the nominees becomes unable to serve before the election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting, or the Board may reduce its size.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) seeks to identify potential nominees who share the Company’s philosophy, including the same sense of mission, vision and values. The Board also considers it important to consider the diversity of the Board, based on race, ethnicity, gender, geographic or other meaningful differences. The Board utilizes a variety of sources to identify potential nominees to the Board, including third-party search firms. Where utilized, the role of the search firm will be to assist the Board in prioritizing candidate characteristics and experience and to identify potential nominees. In 2023, the Nominating Committee engaged Heidrick & Struggles to assist with locating and vetting potential candidates. Directors Lazo and Perry were identified through the use of a search firm, as were Director nominees Henderson and Taylor.

Set forth below is information concerning the Director nominees, including the age, year first elected (for current Directors), and business experience during at least the previous five years.

Robert B. Engel	Director Since 2019	Age 70
Professional and Educational Background:

Mr. Engel, Chair of the Risk Committee, has served as Managing Director and Chief Executive Officer of BLT Advisory Services, LLC, a boutique advisory firm, since 2017. Prior to that, he served as President and Chief Executive Officer of CoBank, ACB from 2000 to 2017, presiding over its transformation into a high growth financial institution consistently ranked as one of the world’s safest banks and serving customers throughout rural America in all 50 states. Prior to CoBank, he spent 14 years at HSBC Bank, USA, ultimately serving as its chief banking officer. He has over 40 years of business and leadership experience, including over 30 years of experience in the banking industry. Mr. Engel brings to our Board considerable financial services expertise and insights on risk management, strategic growth, collaborative relationships and talent development. Mr. Engel earned a BBA in accounting and an honorary doctorate, both from Niagara University.

Other Boards and Appointments:
Director of Allient, Inc since 2019; Chairman of the Board for Alaska Power & Telephone since 2017.

Brad J. Henderson	Director Nominee	Age 44
Professional and Educational Background:

Mr. Henderson is the Chief Executive Officer of P33, a nonprofit organization focused on inclusively driving Chicago’s global technology leadership, where he has served since July 2019. Prior to that, he spent nearly twenty years at Boston Consulting Group, a global consulting firm, last serving as senior partner and managing director in the Chicago office where he advised many of the country’s leading financial institutions on IT and Operations strategy and transformation. Mr. Henderson graduated Phi Beta Kappa with a B.A. and M.A. from the University of Chicago, and attended Oxford University as a Rhodes Scholar. As a current CEO, Mr. Henderson brings leadership experience to the Board. In addition, his deep experience with financial institutions, IT strategy and implementation, and organizational transformation, are expected to be valuable to the Board in its evaluation of technology and operations strategy.

Other Boards and Appointments:
Southern Company Gas (a subsidiary of Southern Company); President’s Advisory Council for the University of Illinois; Advisory Board for the College of Computing at Illinois Tech; Board of Governors of Rush University and the Board of Rush University Medical Center.

Jennifer K. Hopkins	Director Since 2018	Age 63
Professional and Educational Background:

Ms. Hopkins, Chair of the Compensation and Human Capital Committee, has been a managing partner at Crescendo Capital, a private investment firm for early stage companies, since 2007. From 2009 through 2021 she was Chief Executive Officer of one of Crescendo’s portfolio companies, American Medical - The Oxygen Concentrator Store. Prior to joining Crescendo Capital, Ms. Hopkins had a twenty-year career with Hewlett Packard and Agilent Technologies, with executive roles across all functional areas. Her career with Agilent culminated in the role of Vice President of the Global Solutions Business Unit. In this role she managed a global organization with full financial responsibility for over 2,000 employees. Ms. Hopkins brings to our Board a technology background and operational expertise across both entrepreneurial and large corporate organizations. She holds a Masters in Industrial Engineering from Stanford University and a BS in Industrial Engineering from North Dakota State University.

Other Boards and Appointments:
Board member of Spectra Logic Corporation since 2012 and Sartori Cheese Corporation since 2013; Member of the Board of Trustees for North Dakota State University Foundation; a trustee for the Denver Museum of Nature and Science; and a member of the Colorado Forum.

Christopher S. Hylen	Director Since 2020	Age 63
Professional and Educational Background:

Mr. Hylen served as the Chief Executive Officer and a board member of Reltio, Inc., a leading software as a service company headquartered in Redwood City, California, from September 2020 to August 2022. Prior to that he was the Chief Executive Officer and a director of Imperva, Inc. from 2017 to 2019, where he led the successful turnaround and then sale of the company. He served in executive leadership roles at Citrix Systems from 2013 to 2017, and also held leadership roles in the Intuit Payment Solutions division of Intuit Corporation, from 2006 to 2013. Mr. Hylen has served on the boards of ADT Inc., GetGo, Imperva, and Reltio. Mr. Hylen contributes expertise on information technology and data privacy for financial services companies at a strategic level, with over 25 years of related technology and financial services experience. Mr. Hylen also has experience with public offerings, going private, Reverse Morris Trust, and other fundraising transactions representing in excess of $10 billion in value. Mr. Hylen holds an MBA from Harvard Business School and a bachelor’s degree in engineering from Widener University.

Margaret Lazo	Director Since 2023	Age 57
Professional and Educational Background:

Ms. Lazo is a Senior Operating Consultant at Cerberus Capital Management, a global private equity firm, where she is engaged in human capital initiatives across its portfolio companies since February 2023. Prior to Cerberus, she was the Chief Human Resources Officer at Univision Communications, from April 2016 through December 2021. She has also served in senior human resources leadership roles at GE Capital and NBC Universal. Drawing on her experience as an accomplished executive with a history of leadership in the areas of talent development, DE&I, business transformation and organizational change, Ms. Lazo contributes to the Board’s oversight of human capital. Ms. Lazo holds a Bachelor of Science in Communications and Business from St. John’s University.
Other Boards and Appointments:
Advisory Board member of Bullseye Engagement, a human capital management software company; Advisory Board member of Xapa, Inc., a gamified personal enrichment platform; a member of the Board of Hispanic Federation, a nonprofit organization dedicated to empowering and advancing the Hispanic community and its institutions; and an Advisory Board member of the Latinx Executive Alliance, a consortium of executive leaders committed to advancing Latino talent in corporate America.

Bruce K. Lee	Director Since 2017	Age 63
Professional and Educational Background:

Mr. Lee is the President and Chief Executive Officer of HTLF. He was named Chief Executive Officer effective June 1, 2018, and has served as President since 2015. He has over 30 years of experience in the banking industry. Prior to joining HTLF, Mr. Lee had a twelve year career with Fifth Third, where he held numerous leadership positions including Executive Vice President and Chief Credit Officer; Executive Vice President and Director of Special Assets; and Executive Vice President, Commercial Banking Division Head and Affiliate Senior Commercial Banker. Prior to that, he served as President and CEO of a Fifth Third affiliate bank, where he managed sales and service functions for retail, commercial, residential mortgage and investments, along with the staff functions of finance, human resources and marketing. Mr. Lee brings wide-ranging banking experience and perspective to HTLF as it expands its size and geographic reach. He earned his BA in Business Administration and Management from Siena Heights University.

Susan G. Murphy	Director Since 2018	Age 67
Professional and Educational Background:

Ms. Murphy, Chair of the Audit Committee, has been a Principal at The Grace Alliance, LLC in Denver, which assists individuals and families in developing and maintaining financial strategies for the future, since 2005. She served as Trustee of the Colorado Public Employees’ Retirement Association from 2007 to 2021, chairing its Investment Committee and providing oversight to a public pension fund managing $60 billion in assets for 620,000 beneficiaries. She started her career at Ernst and Young and has been a consultant to a variety of businesses and transactions. Ms. Murphy brings significant public accounting, investment advisory, and public policy expertise along with knowledge of the Denver metropolitan area. She graduated with a BA in Accounting from the University of Notre Dame. She has earned Certificates from the University of Pennsylvania Wharton School in International Investing and Emerging Markets, from the Stanford University Rock Center for Corporate Governance Fiduciary College, and from Harvard Law School’s Program for Advanced Trustee Studies.

Other Boards and Appointments:

Trustee of Arrupe Jesuit High School, a Cristo Rey School, 2010 to 2016 and Board Chair 2019 to 2022. Member of the Catholic Archdioceses of Denver Investment Committee since 2020; Chair of the Investment Committee and Member of the Finance Council since 2022.

Opal G. Perry	Director Since 2023	Age 52
Professional and Educational Background:

Ms. Perry has served as the Chief Strategy and Digital Transformation Officer at PODS Enterprises, LLC, a consumer services company in the moving and storage Industry, since September, 2021. Prior to that, Ms. Perry was Executive Vice President and Chief Information Officer of Hertz Global Holdings, a global mobility organization, from 2018 until September, 2021. She has over 25 years of experience in building and growing global technology organizations, leading change initiatives and managing integration activities, including having held several senior technology roles at large global organizations including Allstate Insurance and Wells Fargo and Company. Ms. Perry’s deep experience in information technology, cybersecurity, and digital transformation, including at financial services organizations, provides valuable perspective to the Board in its consideration of technology matters. Ms. Perry holds a Bachelor of Science degree in Computer Engineering from Carnegie Mellon University and Master of Business Administration degrees from the University of California – Berkeley and Columbia University. Ms. Perry also served as an officer in the United States Air Force.

Other Boards and Appointments:
Member of the Carnegie Mellon University Engineering School Dean’s Advocacy Council.

John K. Schmidt	Director Since 2001	Age 64
Professional and Educational Background:

Mr. Schmidt has served as the independent Chairman of the HTLF Board since March 2022. Mr. Schmidt has been the Senior Vice President and Chief Financial Officer of A.Y. McDonald Industries, a leading manufacturer of water works, plumbing, pumps, and natural gas products, since 2013 and was named Corporate Secretary in 2014. Mr. Schmidt served as HTLF’s Chief Financial Officer from 1991 to 2013 and Chief Operating Officer from 2004 to 2013 until joining A.Y. McDonald Industries. Mr. Schmidt was also an officer of Dubuque Bank and Trust Company from 1984 to 2004 and President from 1999 to 2004. Prior to joining Dubuque Bank and Trust Company in 1984, Mr. Schmidt was employed by the Office of the Comptroller of the Currency (the “OCC”) and Peat Marwick Mitchell, now known as KPMG LLP. A Certified Public Accountant (inactive), Mr. Schmidt brings to our Board extensive knowledge in operational bank management and accounting. He graduated with a BA from the University of Northern Iowa.

Other Boards and Appointments:

Past President of Steeple Square; Former member of the Loras College Board of Regents, Dubuque, Iowa, from 2011 to 2021; Board Member and Treasurer, High Voltage LLC; and Director of A.Y. McDonald Industries since 2013.

Paul W. Taylor	Director Nominee	Age 63
Professional and Educational Background:

Mr. Taylor was President and Chief Executive Officer of PacWest Bancorp, a financial services organization, from January 2023 until its merger with Banc of California, Inc. in November 2023. Mr. Taylor also served as PacWest’s President from July 2022 until November 2023. Prior to joining PacWest, Mr. Taylor served as Chief Executive Officer, President and a Director of Opus Bank from 2019 until it was acquired in 2020, and was Chief Executive Officer, President and a Director of Guaranty Bancorp, and Chief Executive Officer and Chairman of the Board of Directors of Guaranty Bank and Trust Company, a banking subsidiary of Guaranty Bancorp, from 2011 through 2018. He previously held executive various positions, including Executive Vice President, Chief Financial and Operating Officer and Secretary of Guaranty Bancorp. Mr. Taylor brings to the Board valuable expertise in finance and accounting, human capital management, and executive management, all in the financial services sector, through his forty years of experience, including as a past Chief Executive Officer, Chief Financial Officer, and Director of multiple financial institutions.

Other Boards and Appointments:
Director PacWest Bancorp (2021-2023); Director, Guaranty Bancorp (2011-2018); Director, Opus Bank (2019-2020)

Kathryn Graves Unger	Director Since 2021	Age 49
Professional and Educational Background:

Ms. Unger is Vice President, Environmental, Social and Governance at Boston Scientific Corporation, a global developer, manufacturer and marketer of medical devices, a role she has held since September 2022. Prior to that, she held executive roles at Cargill Inc., a global agriculture company, from 2014 to 2022, most recently serving as Vice President, North America - Cargill Government Relations from 2019 to 2022 and Managing Director, North America - Cargill Aqua Nutrition from 2014 to 2019. From 2005 to 2014, Ms. Unger served in management roles at Cummins, Inc. Ms. Unger is also a certified public accountant (inactive) and worked for PricewaterhouseCoopers from 2000-2003. She graduated from the University of North Carolina - Chapel Hill with a BA in Spanish education and a Masters of Accounting. She then received her MBA from Stanford University. Ms. Unger brings to the board substantial business, government relations, and ESG expertise, as well as education, Spanish language, accounting, and tax experience.

Other Boards and Appointments:
Urban Ventures Board member since 2016, and previous board chair; Economic Club of Washington DC board member; previous board member of U.S. Global Leadership Coalition board member from 2020 to 2022.

Duane E. White	Director Since 2013	Age 68
Professional and Educational Background:

Mr. White, Chair of the Nominating and Corporate Governance Committee, is the retired Executive Vice President and Chief Product Officer of Medecision, a healthcare IT provider. He served in that role from May 2018 until December 2019. Mr. White was a Partner at Aveus, a management consulting firm in St. Paul, Minnesota from 2013 until the firm was acquired by Medecision in 2018. Prior to joining Aveus, he was an independent consultant for six years. Mr. White has 15 years of financial services experience, including nine years with U.S. Bancorp. Positions at U.S. Bancorp included President of the mortgage division, SVP of Mergers and Acquisitions, and SVP of Marketing Support and Product Management. He began his career as an examiner for the OCC and was also involved with the regulatory supervision of problem banks in his role as the Assistant to the Regional Director of Special Projects. Mr. White brings considerable expertise in financial services to our Board, including merger and acquisition activity, public company board experience, and knowledge and perspective with respect to the Minneapolis and St. Paul metropolitan area. He holds an MBA from Harvard Business School and a BBA in Business Economics from the University of Wisconsin – Eau Claire.

Other Boards and Appointments:
Director of Fair Isaac Corporation from 2009 to 2016.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Our Board of Directors

There are currently twelve members on the Board of Directors of HTLF. HTLF’s officers manage day-to-day operations, and the Board oversees our business and monitors the performance of our management.

Director Independence.  Our Board has determined that each of Mses. Hopkins, Lazo, Murphy, Perry, and Unger and Messrs. Engel, Flynn, Hylen, Schmidt, Schmitz, and White is an “independent” Director as defined in the listing standards of Nasdaq and the rules and regulations of the SEC, and that Messrs. Henderson and Taylor, if elected, will be independent. The Board has also determined that Mr. Lee (as President and Chief Executive Officer of HTLF) is not independent. In considering the independence of the directors, our Board reviewed questionnaires prepared by each Director or nominee, reviewed its own records of transactions with them and their family members, and inquired whether they, or any member of their immediate families, had engaged in any transaction with us, other than transactions made in the ordinary course of business.

Meetings.  The Board meets on at least a quarterly basis, or as needed at special meetings held periodically throughout the year. During 2023, the Board held eleven meetings, and all Directors attended at least 75% of the aggregate of (i) the total number of the meetings of the Board and (ii) the total number of the meetings held by all committees on which they served.

The independent Directors are offered the opportunity at each meeting of the Board to meet separately in executive session. During 2023, the independent Directors met eight times in such capacity. Each of our Audit Committee, Compensation and Human Capital Committee (the “Compensation Committee”), Nominating and Corporate Governance Committee (the “Nominating Committee”), and Risk Committee consists solely of independent Directors who also meet regularly in executive session without management present.

It is HTLF’s practice that all Directors be in attendance at the Annual Meeting unless excused by the Chairman of the Board. In 2023, all Directors attended the Annual Meeting.

Board Leadership.  We currently have an independent Chairman separate from the CEO. Under our Bylaws, Mr. Schmidt, our Chairman, presides at meetings of the Board at which he is in attendance. The Board believes that at this time, its structure with an independent Chairman of the Board who is not an executive officer best serves the Company by reinforcing the independence of the Board from management, creating an environment that encourages objective oversight of the management performance, maintaining a healthy governance culture, and enhancing the effectiveness of our Board as a whole. The Board believes it is important to maintain flexibility in its leadership structure depending on the Company’s needs at the time, but firmly supports having an independent Director in a Board leadership position at all times. Accordingly, in 2023 we amended our Corporate Governance Guidelines to provide that in the absence of an independent Chair, the Board will designate a Lead Independent Director who shall be an independent director as defined by NASDAQ regulations. The Board believes its approach to risk oversight, as more fully discussed below, ensures that the Board can choose many leadership structures while continuing to effectively oversee risk.

Risk Management - Background.  HTLF applies the three lines of defense model to its risk management framework. Under this structure, the first line of defense is management at HTLF’s subsidiaries, together with managers of centralized operations units assigned to support them. Collectively, they are accountable and responsible for managing the risks associated with their areas of responsibility. This responsibility includes developing policies, procedures and controls, and executing them. The second line of defense, under the supervision of the Chief Risk Officer, consists of formal enterprise risk management functions that facilitate risk identification, assessment, monitoring and reporting on the adequacy and effectiveness of risk management processes. The centralized risk management functions are Enterprise Risk Management (“ERM”), Consumer Compliance, Loan Review, Security (Information/Cybersecurity) and Financial Crimes Risk Management (BSA/AML/OFAC and Fraud). The third line of defense is the centralized Internal Audit function which provides independent quality assurance and validation of the effectiveness of the control environment and entire risk management framework.

Risk Management - The Board. The Risk Committee of the Board has oversight responsibilities for the Company’s enterprise risk management and reporting framework. The Risk Committee reviews reports on the risk management framework provided by the Chief Risk Officer, including quarterly assessments of the Company’s top risks, emerging risk and its evolving risk profile. The Risk Committee is also provided with robust reporting and monitoring compliance information related to its approved risk appetite statement, associated metrics and limits. The Audit Committee oversees risks associated with financial reporting, including internal controls over financial reporting, and the effectiveness of the third line Internal Audit function, and appoints and oversees the Company’s independent registered public accounting firm. The Compensation Committee identifies, reviews and oversees risks related to HTLF’s executive and employee compensation programs, including its annual and long-term incentive plans. The Compensation Committee also reviews the results of the annual incentive compensation risk assessment presented by the Chief Risk Officer.

Risk Management - Management. Management has responsibility for developing plans and implementing effective controls to manage and mitigate risk as part of the first line of defense. This includes coordination of product, service and customer related activities that are primarily undertaken locally by our subsidiary banks with operational processes and support activities that are managed centrally. Management is also responsible for establishing and maintaining appropriate segregation of duties, defined roles and responsibilities, and accountabilities to facilitate the successful execution of our strategic plan and objectives.

Committees of the Board

Audit Committee. The Audit Committee is chaired by Ms. Murphy, and additionally consists of Mses. Hopkins, Perry, and Unger and Messrs. Engel and Flynn, each of whom is an “independent” director under the listing standards of Nasdaq and the rules and regulations of the SEC. The Board of Directors has determined that each of Messrs. Engel and Flynn and Ms. Murphy qualify as an “audit committee financial expert” as set forth in the rules and regulations of the SEC. Each member of the Audit Committee also meets the financial literacy and additional independence requirements for audit committee membership under the listing standards of Nasdaq and the rules and regulations of the SEC.

The primary duties and functions of the Audit Committee are to:

*	Oversee the integrity of the Company’s financial statements and the Company’s financial reporting process and systems of internal controls over financial reporting, including disclosure controls;
*	Oversee the activities and performance of the Company’s independent registered public accounting firm, including its qualifications and independence;
*	Oversee the activities and performance of the Company’s internal audit function;
*	Pre-approve all audit and non-audit services of the independent registered public accounting firm; and
*	Oversee the Company’s compliance with legal and regulatory requirements, including compliance with the Company’s Code of Business Conduct and Ethics.

The Audit Committee’s duties and functions are set forth in more detail in its charter, which can be found on our Investor Relations website, ir.htlf.com by selecting “Governance Documents” under the “Overview” tab. During 2023, the Audit Committee met eight times. To promote independence of the audit function, the Audit Committee consults both separately and jointly with our independent registered public accounting firm, internal auditors, and management.

The Report of the Audit Committee is contained later in this proxy statement, and the processes used by the Audit Committee to approve audit and non-audit services are described below under the caption, “Relationship With Independent Registered Public Accounting Firm - Audit Committee Pre-Approval Policy”.

Compensation and Human Capital Committee.  The Compensation Compensation Committee was created when the Compensation, Nominating and Corporate Governance Committee was split into two separate committees in May 2023. The Compensation Committee has been chaired by Ms. Hopkins since June 2023, and additionally consists of Ms. Lazo and Messrs. Flynn, Schmitz, and White. Each member is an “independent” director under the listing standards of Nasdaq and the rules and regulations of the SEC and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).

The primary duties and functions of the Compensation Committee are to:

*	discharge the responsibilities of the Board relating to the compensation of the executive officers of the Company;
*	evaluate and make recommendations to the Board relating to the compensation of individuals serving as directors of the Company;
*	direct the preparation of and approve an Annual Report on Executive Compensation for inclusion in the Company’s proxy statement in accordance with all applicable rules and regulations; and
*
review and oversee the establishment, maintenance, and workforce strategy of the Company, including recruitment, management development, succession planning, and diversity, equity, and inclusion (“DEI”) initiatives.

The Compensation Committee duties and functions are set forth in more detail in its charter, which can be found on our Investor Relations website ir.htlf.com by selecting “Governance Documents” under the “Overview” tab. The Compensation Committee held six meetings in 2023. In addition, prior to its split, the Compensation, Nominating and Corporate Governance Committee met four times.

The process used by the Compensation Committee to evaluate and determine executive compensation is described in this proxy statement under “Compensation Discussion and Analysis - Administration of Our Compensation Program”. The Report of the Compensation Committee is also contained later in this proxy statement.

Nominating and Corporate Governance Committee.  The Nominating Committee was created when the Compensation, Nominating and Corporate Governance Committee was split into two separate committees in May 2023. The Nominating Committee has been chaired by Mr. White since June 2023, and additionally consists of Ms. Unger and Messrs. Hylen and Schmidt. Each member is an “independent” director under the listing standards of Nasdaq.

The primary duties and functions of the Nominating Committee are to:

*	Identify and select individuals to recommend for service as Directors of the Company;
*	Develop and establish corporate governance policies and procedures for the Company;
*	Oversee the structure and functioning of the Board; and
*	Oversee environmental, social and governance (“ESG”) activities of the Company.

The Nominating Committee duties and functions are set forth in more detail in its charter, which can be found on our Investor Relations website ir.htlf.com by selecting “Governance Documents” under the “Overview” tab. The Nominating Committee held three meetings in 2023. In addition, prior to its split, the Compensation, Nominating and Corporate Governance Committee met four times.

Risk Committee. The Risk Committee is chaired by Mr. Engel, and additionally consists of Mses. Lazo, Murphy, and Perry, and Messrs. Hylen and Schmitz. Each member is an “independent” director under the listing standards of Nasdaq and the rules and regulations of the SEC and a “non-employee” director under Section 16 of the Exchange Act.

The primary duties and functions of the Risk Committee are to:

*	oversee the risk management program and provide guidance to management on risk matters;
*
oversee management’s implementation of the ERM Policy, approve the Risk Appetite Statement, and review reporting provided by management on risk identification and monitoring of the Company’s risk profile;

*	review and discuss with management significant emerging risk exposures, including risk mitigating actions as highlighted by ERM reporting;
*	ensure that the risk management function is adequately established and maintained, with sufficient resources, independence and authority to perform its duties commensurate with the size and complexity of the Company;
*	review reports from Compliance, Financial Crimes Risk Management, Loan Review, Third Party Risk Management, Model Risk Management and Security (Information/Cybersecurity); and
*	review regulatory updates including exam results and other pertinent updates that impact the Company’s risk profile.

The Risk Committee duties and functions are set forth in more detail in its charter, which can be found on our Investor Relations website ir.htlf.com by selecting “Governance Documents” under the “Overview” tab. The Risk Committee held eight meetings in 2023.

Director Nominations and Qualifications. In carrying out its nominating function, the Nominating Committee evaluates all potential nominees for election, including incumbent directors, Board nominees and individuals recommended by stockholders. In addition to meeting minimum requirements of the Nasdaq Stock Market, the Board seeks candidates who at a minimum possess the following additional attributes:

*	highest personal and professional ethics, integrity and values;
*	sufficient educational and professional background to enable them to understand the Company’s business;
*	exemplary management and communication skills;
*	demonstrated leadership skills;
*	sound judgment in their professional and personal life;

*	a commitment to representing the long-term interests of all the Company’s stockholders;
*	a strong sense of service to the communities which we serve; and
*	ability to meet the standards and duties set forth in the Company’s Code of Business Conduct and Ethics.

The Nominating Committee also takes into account a potential nominee’s:

*	senior corporate leadership experience;
*	experience with publicly held companies of a similar or larger size than HTLF; and
*	unique perspective by virtue of their race, gender, ethnicity, geographic or other meaningful differences.

Pursuant to our Corporate Governance Guidelines, no nominee is eligible for election or re-election as a director if, at the time of the stockholders’ meeting at which such director is elected, such person is 72 or more years of age. Waivers are not permitted with respect to this policy. Each nominee must also be willing to devote sufficient time to carrying out their Board duties and responsibilities effectively.

To ensure that at least a majority of the directors will be independent, the Nominating Committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members and whether they are “independent” in accordance with Nasdaq listing standards.

Stockholder Communications with the Board, Recommendations, Nomination and Proposal Procedures

General Communications with the Board.  As set forth on our website, ir.htlf.com, our Board of Directors may be contacted at 1800 Larimer Street, Suite 1800, Denver, Colorado 80202, Attn: Corporate Secretary, or by telephone at our administrative offices at (303) 285-9200 or toll-free at (888) 739-2100. Each communication relating to the Board’s duties or responsibilities will be forwarded to the Board or the specific directors identified in the communication as soon as reasonably possible. Correspondence that is unrelated to a director’s duties will be handled by the Corporate Secretary.

Recommendations. Should stockholders wish to recommend individuals for consideration by the Board, such correspondence should be sent to our Corporate Secretary at the above address. The Nominating Committee will review each recommendation made, and take into account all factors it considers appropriate, including those described under “Director Nominations and Qualifications” above.

Nominations of Directors. In accordance with our Bylaws, a stockholder may nominate a director for election at an Annual Meeting of Stockholders only if such stockholder’s written notice of the nomination is delivered to or mailed and received by us, at our Corporate Secretary’s, address set forth above, not less than 30 days nor more than 75 days prior to the date of the Annual Meeting, irrespective of any deferrals, postponements or adjournments thereof to a later date; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, the stockholders’s written notice of the nomination must be received by us not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The stockholder’s notice of intention to nominate a director must comply with the requirements set forth in the advance notice provisions of our bylaws. For example, the notice must include (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence address and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, as then in effect; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. We may request additional information from any proposed nominee after receiving the notification for the purpose of determining the proposed nominee’s eligibility to serve as a director. Persons nominated for election to the Board in accordance with the above requirements will not be included in our proxy statement. In addition to complying with the requirements set forth in the advance notice provisions of our bylaws, to nominate a director, stockholders must also give timely notice that complies with the additional requirements of Rule 14a-19 no later than sixty (60) days prior to the first anniversary of the Company’s annual meeting of stockholders held in the preceding year.

Other Stockholder Proposals.  If a stockholder wishes to submit a proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in HTLF’s proxy statement for its 2025 Annual Meeting of Stockholders, HTLF must receive such proposal and supporting statements, if any, at its principal executive office no later than December 10, 2024, unless the date of HTLF’s 2025 Annual Meeting of Stockholders is changed by more than 30 days from May 22, 2025 (the one-year anniversary date of the 2024 Annual Meeting of Stockholders), in which case the proposal must be received a reasonable time before HTLF begins to print and mail its proxy materials.

For proposals to be made by a stockholder outside of Rule 14a-8 and to be brought before the Annual Meeting, the stockholder’s written notice of the proposal must be delivered, mailed or telegraphed to us, at our Corporate Secretary’s address set forth above, not less than 30 days nor more than 75 days prior to the scheduled date of the Annual Meeting, regardless of any postponements, deferrals or adjournments of the meeting to a later date; provided, however, that if less than 40 days’ notice of the date of the scheduled meeting is given or made by the Company, the stockholder’s written notice must be delivered, mailed or telegraphed to us not later than the close of business on the 10th day following the date on which notice of the date of the scheduled meeting was first mailed to stockholders. The stockholder’s notice must comply with the requirements set forth in the advance notice provisions of our bylaws. For example, the stockholder’s notice must include as to each matter the stockholder proposes to bring before the Annual Meeting: (i) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business; (iii) the number of shares of the corporation’s common stock beneficially owned by such stockholder on the date of such stockholder’s notice; and (iv) any financial or other interest of such stockholder in the proposal.

Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to all directors and employees. The Code sets forth the standard of ethics we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer. All employees and Directors have received, and acknowledged in writing, the Code of Business Conduct and Ethics Policy, along with the Code of Business Conduct and Ethics Violation Reporting Procedure, which includes procedures that provide for the confidential reporting of matters on an anonymous basis. The Code of Business Conduct is posted on our website, ir.htlf.com. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to, or waiver of, the Code of Business Conduct with respect to our Chief Executive Officer and Chief Financial Officer and persons performing similar functions, by posting such information on our website.

Director Compensation. Our Board of Directors believes that compensation received by a non-employee Director should be tied directly to the success of HTLF and its stockholders. Non-employee Directors receive an annual equity retainer of restricted stock units (“RSUs”) that vest one year after granted, and annual retainers (paid in cash, RSUs, or a mix, at the option of the Director) for service on the Board and service on committees, and as Chair of the Board or a committee, as further detailed below. In the event that a Director attends less than 75% of all Board and assigned committee meetings held between the date of grant and the earlier of the vesting date and the date of the next Annual Meeting following the date of grant, they forfeit their unvested equity retainer. In the event a director leaves the Board for any reason prior to any vesting date or a change in control (other than due to death), the director forfeits all right to the unvested RSUs. In the event of the death of the non-employee director or a change in control, all unvested RSUs vest immediately.

The following table highlights the material elements of our director compensation program:

Compensation Elements
Annual Independent Board Chair Retainer	$60,000
Annual Board Member Retainer	$57,500
Annual Board Member Equity Award	$65,000
Annual Audit Committee Chair Retainer	$15,000
Annual Other Committee Chair Retainer	$10,000
Annual Committee Member Retainer	$7,500

Directors may receive RSUs instead of cash for all or a portion of their cash retainer. In addition, beginning in 2023, Directors have the option of deferring any portion of their cash retainer into the Directors Deferred Compensation Plan, a non-qualified deferred compensation plan which offers a variety of investment choices. Directors who are employees do not receive any compensation for serving on the Board of HTLF or any subsidiary.

Messrs. Flynn and Schmitz also received compensation for their service on the advisory board of a division of HTLF Bank. HTLF Directors who served on an advisory board each received 256 RSUs and $3,600 in cash for their 2023 service.

The following table shows non-employee director compensation for service on the HTLF Board and any advisory boards during 2023:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
Robert B. Engel	$82,500	$69,501		$152,001
Thomas L. Flynn	$7,200	$154,681	$—	$161,881
Jennifer K. Hopkins	$82,500	$69,501	$—	$152,001
Christopher S. Hylen	$72,500	$69,501	$—	$142,001
Margaret Lazo	$—	$128,422	$—	$128,422
Susan G. Murphy	$57,500	$101,559	$—	$159,059
Opal G. Perry	$72,500	$60,720	$—	$133,220
John K. Schmidt	$117,500	$77,516	$—	$195,016
Martin J. Schmitz	$61,100	$93,226	$—	$154,326
Kathryn Graves Unger	$—	$146,985	$—	$146,985
Duane E. White	$82,500	$69,501	$—	$152,001

(1) The amounts in this column include the annual retainer, committee retainer, and committee and board chair retainer paid in cash for service to HTLF or one of HTLF’s subsidiaries.
Mr. Flynn and Mses. Unger and Lazo elected to receive equivalent-value RSUs in lieu of 100% of their cash retainer.
Ms Murphy elected to receive equivalent-value RSUs in lieu of her Audit Committee Chair cash retainer.
Mses. Lazo, Murphy, and Unger and Messrs. Flynn, Schmidt, and Schmitz elected to receive equivalent-value RSUs in lieu of their committee service cash retainer.
Messrs. Flynn and Schmitz, received cash payments respectively, for committee service at one of HTLF’s subsidiaries.

(2) The amounts in this column represent the fair value, determined based upon the market price of our common stock on the date of grant in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, of RSUs granted for service as directors of HTLF, as well as RSUs granted for service as advisory directors of subsidiary banks. See the discussion of equity awards in Note 15 of our financial statements for the year ended December 31, 2023, contained in our Annual Report on Form 10-K for all assumptions made in the valuation of the RSUs.
Messrs. Flynn and Schmitz each received 256 RSUs for service as an advisory director of HTLF Bank.
The aggregate number of RSUs outstanding at December 31, 2023 for each director was: 2,272 for Mr. Engel, 2,272 for Mr. Hylen, 5,061 for Mr. Flynn, 2,272 for Ms. Hopkins, 4,598 for Ms. Lazo, 3,320 for Ms. Murphy, 2,174 for Ms Perry, 2,534 for Mr. Schmidt, 3,052 for Mr. Schmitz, 4,805 for Ms. Unger and 2,272 for Mr. White.

Corporate Social Responsibility Governance Overview

HTLF is committed to enriching lives one customer, employee, and community at a time. We believe our continued growth and the growth of the communities we serve is guided by our values of integrity, accountability, community, and excellence. These priorities inspire us to nurture and develop diverse talent and build trust through collaboration with our partners. We recognize that our commitment to our customers, communities, employees, and stockholders is inextricably linked to our long-term success and sustained financial performance. We see social responsibility not as a goal to be achieved, but as a guiding framework to assist us in focusing on those factors that contribute to our long-term performance and help us enrich lives of our customers, employees, and communities. Below are some of the highlights of our program governance.

Board Oversight. Recognizing that the tone of an organization is set at the top, our Board of Directors provides overall supervision and leadership with respect to HTLF’s social responsibility activities. The Board ensures alignment of management by overseeing management’s activities. The Board understands the importance of HTLF’s opportunities to show its investment in the communities we serve, and sets expectations related to reporting and prioritization. There is also an individual performance component of each executive’s compensation, which provides the Compensation Committee with the ability to ensure executive alignment with priorities set by the Board.

Executive Management. In 2022, HTLF embarked on its journey to thoughtfully focus and formalize our social responsibility efforts. Initially launched as a project to formalize HTLF’s social responsibility efforts and determine initial priorities for HTLF, management of social responsibility efforts was subsequently invested in HTLF’s permanent ESG Council co-chaired by Tamina O’Neill, HTLF’s Chief Risk Officer. The Council is a cross-functional working group comprised of key senior leaders throughout the organization that is tasked with coordinating and guiding management’s overall social responsibility efforts. This structure ensures broad representation and a coordinated approach across the organization. HTLF management is invested in social responsibility activities, and believes that having Executive Leadership Team representation on the ESG Council is important to its success.

Corporate Social Responsibility Activities at HTLF

Achieving a more sustainable future for HTLF means helping solve problems and delivering solutions. It also means supporting our employees and being an outstanding partner with the businesses and communities we call home. Below are just a few of the recent initiatives we have undertaken to support our customers, communities, and employees.

Prioritization Assessment. To ensure the coordination of HTLF’s social responsibility program, and to ensure that all stakeholders were represented, HTLF created a Prioritization Framework to assess the importance of various priorities to both external stakeholders (e.g., customers, communities, and investors) and internal stakeholders including employees and the Board. We considered key reporting frameworks such as SASB to help develop a broad list of categories, and then narrowed our focus to those issues that are most relevant to HTLF and upon which we can have the greatest impact. Management then took these prioritization results and used them to develop goals and metrics to transparently measure our progress and contributions towards corporate social responsibility.

Corporate Social Responsibility Report. Building on these initial efforts to prioritize our efforts, and in an effort to provide our diverse constituencies with transparent reporting on our progress, we recently published our first Corporate Social Responsibility Report. The Corporate Social Responsibility Report is available on our Investor Relations website ir.htlf.com by selecting “Annual Reports” under the “Filings & Financials” tab.

Diversity, Equity and Inclusion (“DEI”). We believe that DEI is the right thing to do, and we believe it also leads to a more positive culture, higher-performing teams, and helps us deliver better and more relevant products and services to our customers. The Board has set the tone at the top by ensuring that all new Directors are selected from a diverse group of candidates which ensures that the Board reflects different backgrounds and experiences. At the management level, and under the supervision of the Board, HTLF has ensured focus on DEI by creating the position of Chief Diversity, Equity and Inclusion Officer in 2021. This position reinforces HTLF’s company values and commitment to DEI, and ensures that there is overall coordination of HTLF’s DEI efforts. In 2022, we published our first DEI Report, and for 2023, we consolidated our DEI reporting into our Corporate Social Responsibility Report described above.

Employee Support. Our social responsibility begins with our employees. One of the key ways we have supported our employees is through the creation of Employee Business Resource Groups (“EBRGs”), which are employee-led networks supported by HTLF and formed around common social identities. These groups promote a more diverse and inclusive environment where everyone feels valued and empowered to succeed. Further demonstrating our commitment to employee development and retention, in 2022 we launched a leadership training program for high potential employees designed to allow our employees to grow with us.

Financial Inclusion. Part of our mission is to enrich the lives of our customers. We are committed to financial inclusion through the implementation of new products and services to help support customers through the development of innovative products designed to address the needs of those customers who are traditionally underserved by financial institutions. To address these needs, we have launched a new checkless checking product called Bank-on that has no overdraft fees. We are a part of a national movement to increase safe and affordable banking and bring the underbanked and unbanked into the financial mainstream.

Environmental Sustainability. Achieving a more sustainable future means helping solve problems and being an outstanding partner with our customers and communities. In total, we have made sustainable investments totaling over $418 million. One example of this partnership is through making sustainable investments in the form of providing capital to solar energy projects in the communities we serve. HTLF also partnered with One Tree Planted, a nonprofit organization focused on reforestation and conservation, to plant one tree for every one of our employees in honor of National Arbor Day. The trees were planted in areas of our geographic footprint impacted by devastating forest fires. Other sustainability efforts include LEED Certified buildings, decreasing paper printing volumes by 48 percent since 2019, utilizing solar panels, and converting to LED lighting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table lists the beneficial ownership of our common stock as of March 17, 2024, by each person we know to beneficially own more than 5% of our outstanding common stock, by each Director, nominee, or Named Executive Officer, and by all Directors, nominees, and executive officers of HTLF as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all common stock beneficially owned set forth opposite their name.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
5% Stockholders
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055	5,903,536	(3)	13.8%
Earnest Partners, LLC 1180 Peachtree Street NE, Atlanta, GA 30309	2,640,203	(4)	6.2%
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355	3,232,944	(5)	7.6%
Directors and Nominees
Robert B. Engel	14,883		*
Thomas L. Flynn	96,989	(6)	*
Brad J. Henderson	—		*
Jennifer K. Hopkins	16,691		*
Christopher S. Hylen	6,611.83		*
Margaret Lazo	—		*
Bruce K. Lee	73,039		*
Susan G. Murphy	13,732		*
Opal G. Perry	—		*
John K. Schmidt	124,957	(7)	*
Martin J. Schmitz	279,951	(8)	*
Paul W. Taylor	—		*
Kathryn Graves Unger	3,846		*
Duane E. White	27,546	(9)	*
Other Named Executive Officers
Bryan R. McKeag	42,584	(10)	*
Jay L. Kim	3,376		*
David A. Prince	16,476		*
Kevin G. Quinn	14,472		*
All Directors and Executive Officers as a Group (26 persons)	782,016		1.8%

* Less than one percent
(1) The beneficial owners identified below have sole voting and investment power with respect to shares of common stock owned, except as set forth in the footnotes below. Share totals include restricted stock units that will vest within 60 days of March 17, 2024.

(2) Based upon 42.694.287 shares of common stock outstanding on March 17, 2024, plus any RSUs that will vest within 60 days of March 17, 2024 for that person.
(3) Based upon the Schedule 13G/A filed on January 23, 2024, BlackRock, Inc. has sole voting power with respect to 5,361,481 shares and sole dispositive power with respect to 5,903,536 shares as of December 31, 2023.

(4) Based upon the Schedule 13G/A filed on February 12, 2024, Earnest Partners, LLC has sole voting power with respect to 1,936,054 shares and sole dispositive power with respect to 2,640,203 shares as of December 31, 2023.

(5) Based upon the Schedule 13G/A filed on February 13, 2024, The Vanguard Group has sole voting power with respect to 0 shares and sole dispositive power with respect to 3,145,033 shares. It has shared voting power with respect to 48,872 shares and shared dispositive power with respect to 87,911 shares as of December 29, 2023.

(6) Includes 3,335.3820 shares held by Mr. Flynn’s spouse in an individual retirement account (IRA) and 37,411.1945 shares held by Mr. Flynn jointly with his spouse.
(7) Includes an aggregate of 39,670 shares held by Mr. Schmidt’s spouse.

(8) Includes 211,935 shares held by Padekeky Investments, LLC, of which Mr. Schmitz is a controlling stockholder. Of the shares of common stock disclosed in the table, Mr. Schmitz has pledged 24,558 shares as collateral for a personal loan.

(9) Includes 16,244 shares held in an IRA.
(10) Includes 18,818 shares held in a living trust for which Mr. McKeag serves as trustee.

Preferred Equity

In 2020, we issued 4.6 million depositary shares, each representing a 1/400th interest in a share of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, which do not have voting rights. As of March 17, 2024, Mr. Engel held 24,600 depositary shares of our preferred stock, and Mr. Hylen held 3,500 depositary shares of our preferred stock. No other directors or executive officers owned preferred stock as of March 17, 2024.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our directors, executive officers and 10% stockholders file reports of ownership and changes in ownership with the SEC. Such persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the forms filed during, or with respect to, calendar year 2023 and written representations from each reporting person, we believe that our Directors and executive officers filed all required reports on a timely basis.

PROPOSAL 2	APPROVAL OF HEARTLAND FINANCIAL 2024 LONG-TERM INCENTIVE PLAN
Approval of the Heartland Financial 2024 Long-Term Incentive Plan	☑	The Board of Directors recommends that you vote your shares FOR the approval of the Heartland Financial 2024 Long-Term Incentive Plan.

We are asking our stockholders to approve the Heartland Financial 2024 Long-Term Incentive Plan (the “2024 LTIP”). On March 19, 2024, upon recommendation of our Compensation Committee and subject to stockholder approval, our Board adopted the 2024 LTIP. The 2024 LTIP is intended to promote the interests of our company and our stockholders by incentivizing management and other employees, Directors, and advisors to put forth maximum efforts towards our success and afford such individuals an opportunity to acquire ownership interests in HTLF. Our compensation strategy is outlined in further detail in the Compensation Discussion and Analysis section below.

The 2024 LTIP is an omnibus equity incentive plan that allows us to grant stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance share units (“PSUs”), dividend equivalents and other stock-based awards to our employees, Directors, and service providers. The total number of shares of common stock that may be issued in respect of all stock-based awards granted under the 2024 LTIP will be the sum of 1,000,000 newly requested shares, plus any unused shares available for issuance of awards under the Heartland Financial USA, Inc. 2020 Long-Term Incentive Plan (the “2020 LTIP”) at the effective date of the 2024 LTIP. In addition, shares subject to any outstanding awards under the 2020 LTIP that are forfeited, canceled or reacquired by the Company after the effective date of the new 2024 LTIP will become available for reissuance under the 2024 LTIP, provided that pursuant to the terms of the 2024 LTIP, shares tendered in payment of the exercise price of a stock option or withheld by the Company or tendered to satisfy any tax withholding obligation shall not become available for reissuance.

All shares subject to awards will count against the 2024 LTIP’s reserve on 1:1 basis for each share subject to the award, regardless of the type of award.

Reasons for Adopting the 2024 LTIP

We currently make awards of RSUs and PSUs to Directors, executive officers, other employees, and service providers under our 2020 LTIP. As of March 27, 2024, we had 378,439 shares available under the 2020 LTIP. We are asking our stockholders to approve the 2024 LTIP so that the Company will have an adequate number of shares authorized to make appropriate levels of stock incentive awards to officers, other employees and non-employee Directors in 2024 and beyond. The Compensation Committee does not believe a sufficient number of shares of common stock remain available for issuance under the 2020 LTIP for equity awards the Compensation Committee anticipates granting prior to our 2025 Annual Meeting of Stockholders. Therefore, the Company is proposing to replace the 2020 LTIP with the 2024 LTIP. Under the 2024 LTIP, equity awards will be made to executive officers, other employees, non-employee Directors and service providers.

Our Board believes that the continuation of our stock-based compensation program is essential to attract, retain and motivate highly qualified executive officers, other employees, non-employee Directors and service providers to enhance the success of the Company. Unless the 2024 LTIP is adopted, the Board has concluded that we will need to curtail grants of stock-based incentive awards. The Board believes this result will have a significantly negative impact on our compensation program and objectives. Accordingly, the Board recommends adoption of the 2024 LTIP in order to allow us the ability to continue to grant RSUs and PSUs to executive officers and other employees and RSUs to non-employee Directors at current levels. If the 2024 LTIP is approved by our stockholders, no additional awards will be granted under the 2020 LTIP (although all outstanding awards previously granted under previous stock incentive plans will remain outstanding and subject to the terms of these plans). However, shares subject to any outstanding awards under our prior plans that are forfeited, canceled, or reacquired by the Company will become available for re-issuance under the 2024 LTIP, other than as described above related to shares forfeited for taxes or to pay the exercise price of awards.

If the 2024 LTIP is not approved by stockholders, we will continue to use the 2020 LTIP in its current form as the framework for our equity incentive compensation program until its May 20, 2030 expiration date. We expect shares available under the 2020 LTIP to be depleted well before that date, and after the authorized shares are depleted, we would not be able to continue to offer a long-term incentive program that offers equity awards.

The complete text of the 2024 LTIP is attached as Annex A to this proxy statement. The following summary is qualified in its entirety by reference to Annex A.

Summary of the 2024 Long-Term Incentive Plan

The following table identifies key features of the 2024 LTIP

Independent Committee Administration	The 2024 LTIP will administered by the Compensation Committee, which is composed entirely of independent Directors.
No Evergreen Provision	The 2024 LTIP does not contain an “evergreen” provision that will automatically increase the number of shares authorized for issuance.
Limit on Shares Authorized
Under the 2024 LTIP, the aggregate number of newly authorized shares that may be issued is
1,000,000 shares of common stock. In addition, approximately 378,439 shares from the 2020 LTIP will be available for issuance under the 2024 LTIP, as well as shares subject to any outstanding awards under the 2020 LTIP that are forfeited, canceled or reacquired by the Company.

No Discounted Stock Options or Stock Appreciation Rights
Stock options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant (unless such award is granted in substitution for a stock option or SAR previously granted by an entity that is acquired by or merged with the Company).

No Repricing of Stock Options or SARs
The 2024 LTIP prohibits the repricing of stock options and SARs (including a prohibition on the repurchase of “underwater” stock options or SARs for cash or other securities) without stockholder approval.

No Liberal Share “Recycling”
The 2024 LTIP provides that any shares (i) surrendered to pay the exercise price of an option, (ii) withheld by the Company or tendered to satisfy tax withholding obligations with respect to any option or SAR, (iii) covered by a stock-settled stock appreciation right not issued in connection with settlement upon exercise, or (iv) repurchased by the Company using option proceeds will not be added back (“recycled”) to the 2024 LTIP.

Minimum Vesting Period
A maximum of 5% of the aggregate number of shares available for issuance under the 2024 LTIP may be issued without a vesting period of at least one year following the date of grant. All other awards will have a minimum vesting period of at least one year, subject to limited exceptions in the case of a change in control, death, disability, or retirement as well as awards received in lieu of other earned compensation.

No Liberal Change in Control Definition
The 2024 LTIP prohibits any award agreement from having a change in control provision that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or stockholder approval (rather than the consummation of) a change in control transaction.

No Dividends or Dividend Equivalents Paid on Unvested Awards
The 2024 LTIP prohibits the payment of dividends or dividend equivalents on awards until those awards are earned and vested. In addition, the 2024 LTIP prohibits the granting of dividend equivalents with respect to stock options, SARs or an award the value of which is based solely on an increase in the value of the Company’s shares after the grant of the award.

Awards Subject to Forfeiture or Clawback
Awards under the 2024 LTIP will be subject to the Company's clawback policies, as well as any other forfeiture and penalty conditions determined by the Compensation Committee. For a more complete description of our clawback policy, see the description under "Key Policies" in the Compensation Discussion and Analysis.

The Compensation Committee’s consultant, Aon, assisted in the analysis of the additional number of shares to be reserved for issuance under the 2024 LTIP. We expect that the number of shares available will satisfy equity compensation needs for approximately 4.5 years based on historical grant rates:

Burn Rate. Burn rate, a measure of the speed at which companies use shares available for grant under their equity compensation plans, is an important factor for investors concerned about stockholder dilution. The burn rate is defined as, in a given year, the number of shares of common stock subject to equity awards granted, divided by the weighted average number of shares of common stock outstanding. In setting and recommending to stockholders the number of additional shares to be authorized under the 2024 LTIP, the Compensation Committee and the Board of Directors considered HTLF’s burn rates for the past three years ended December 31, 2023, 2022 and 2021:

Grant Year	Total Common Shares Granted	Common Shares Outstanding (Weighted Average)	Burn Rate
2023	278,999	42,701,000	0.65%
2022	307,236	42,496,000	0.72
2021	216,560	42,260,000	0.51
Average (2017-2019)	267,598	42,485,667	0.63%

Overhang. Total potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans.
Total potential dilution is equal to the number of shares of common stock available to be granted as future equity awards plus the number of shares of common stock subject to equity awards outstanding, divided by those shares plus the total number of shares outstanding. Total potential dilution, with and without the additional 1,000,000 shares requested in this proposal, is shown in the table below as of March 27, 2024:

Shares Available to be Granted(1)	378,439
Shares Subject to Equity Awards Outstanding(2)	759,518
Common Shares Outstanding (CSO)	42,783,670
Total Current Shares	43,921,627
Total Potential Dilution as of March 27, 2024(3)	2.59%
New Share Authorization Request	1,000,000
Total Potential Dilution with New Share Authorization Request(4)	4.76%

(1) Includes shares available under the 2020 LTIP as of March 27, 2024.
(2) Includes shares subject to equity awards outstanding under the 2020 LTIP.
(3) Calculated as (Shares Available to be Granted + Shares Subject to Equity Awards Outstanding) divided by Total Current Shares.
(4) Calculated as (Shares Available to be Granted + Shares Subject to Equity Awards Outstanding + New Share Authorization Request) divided by (Total Current Shares + New Share Authorization Request).

Shares Available For Awards

The 2024 LTIP would provide for the issuance of up to 1,000,000 newly authorized shares of common stock. In addition, approximately 378,439 shares from the 2020 LTIP would be available for issuance under the 2024 LTIP, as well as shares subject to any outstanding awards under the 2020 LTIP that are forfeited, canceled or reacquired by the Company. If awards issued under the 2024 LTIP expire or otherwise terminate without being exercised or settled, the shares of common stock not acquired pursuant to such awards again become available for issuance under the 2024 LTIP. However, under the share counting provisions of the 2024 LTIP, the following classifications of shares will not again be available for issuance: (i) shares unissued due to a “net exercise” of a stock option, (ii) any shares withheld or shares tendered to satisfy tax withholding obligations under any option or SAR, (iii) shares covered by a SAR that is not settled in shares upon exercise, and (iv) shares repurchased using stock option exercise proceeds.

Awards under the 2024 LTIP are also subject to annual limitations. No individual eligible participant (excluding nonemployee
Directors) may be granted (i) options or SARs under the 2024 LTIP for more than 100,000 shares of our common stock in any calendar year, or any other stock award under the 2024 LTIP for more than 100,000 shares of our common stock.
In addition, no non-employee Director may be granted awards under the 2024 LTIP with a value of more than $250,000 in the aggregate in any calendar year, but such limit will not apply to any award granted pursuant to an election by the non-employee
Director to receive an award in lieu of all or a portion of retainers or meeting fees.

The Compensation Committee can adjust the number of shares and share limits described above in the case of a stock dividend, recapitalization, stock split, reorganization, merger, consolidation, split-up or spin-off, exchange of shares, or other similar corporate transaction where such an adjustment is necessary to prevent dilution or enlargement of the benefits available under the 2024 LTIP.

The closing price of a share of our common stock as reported on Nasdaq on March 27, 2024, the record date for the
Annual Meeting was $34.78.

Administration

The Compensation Committee will administer the 2024 LTIP and will have full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the 2024 LTIP.

The Compensation Committee may delegate its powers under the 2024 LTIP to one or more officers or directors, subject to the requirements of applicable law and exchange requirements. However, such delegated officers will not be permitted to grant awards to any Directors or executive officers who are subject to Section 16 of the Exchange Act.

Eligible Participants

Any employee or non-employee Director of HTLF or any subsidiary selected by the Compensation Committee would be eligible to receive an award under the 2024 LTIP. As of the date of this proxy statement, if the 2024 LTIP were in effect, approximately 190 employees and officers, each of our 11 non-employee Directors, and approximately 95 advisory board directors of divisions of HTLF Bank would be eligible to receive awards under the Plan.

Types of Awards and Terms and Conditions

The 2024 LTIP would permit the granting of:

*stock options, including both incentive stock options and non-qualified stock options (collectively, “options”) exercisable for shares of our common stock;
*stock appreciation rights;
*restricted stock (including performance shares);
*restricted stock units (including performance share units);
*dividend equivalents; and
*other stock-based awards.

Awards could be granted alone, in addition to, in combination with, or in substitution for any other award granted under the 2024 LTIP or any other compensation plan. Notwithstanding the foregoing, although a SAR could be granted in tandem with a non-qualified stock option, the recipient could exercise only one or the other and the shares would be counted only once toward reduction of the authorized share pool. Awards could be granted for no cash consideration or for such minimal cash consideration as might be required by applicable law, and could provide that upon the grant or exercise thereof, the holder would receive cash, shares of common stock or other securities, awards or property, or any combination of these. The exercise price per share under any stock option, the grant price of any SAR and the purchase price of any security which could be purchased under any other stock-based award could not be less than the fair market value on the date of grant of such option, SAR or award. Determinations of fair market value under the 2024 LTIP would be made in accordance with methods and procedures established by the Compensation Committee, but the fair market value of our shares always would be based on the closing price of those shares on the relevant date.

The 2024 LTIP requires at least a one-year minimum vesting period for time-based awards and a performance period of at least one year for performance-based awards, subject to limited exceptions in the case of a change in control, death, disability and retirement, as well as awards received in lieu of other earned compensation and awards involving an aggregate number of shares not in excess of 5% of the 2024 LTIP’s share reserve.

Stock Options. Options granted under the 2024 LTIP could not have terms longer than ten years, except that in the event the recipient of an incentive stock option owned more than 10% of our stock, the term of the option could be no longer than five years. Option recipients could exercise their options by tendering cash, shares of common stock or other consideration having a fair market value on the date the option was exercised equal to the exercise price, or 110% of the fair market value if the payment were in exercise of an incentive stock option by a participant who owned more than 10% of our stock. The fair market value of incentive stock options granted to an individual in any one year could not exceed $100,000, and no options could be granted at an exercise price less than the fair market value of the underlying shares on the date of grant.

Stock Appreciation Rights. SARs granted under the Plan could not have terms longer than ten years. The holder of a SAR would be entitled to receive the excess of the fair market value, calculated as of the exercise date, of a specified number of shares of common stock over the grant price of the SAR, which can be no less than the fair market value of the underlying shares on the grant date.

Restricted Stock and Restricted Stock Units. The holder of restricted stock (or performance shares) will own shares of our common stock subject to restrictions imposed by the Compensation Committee for a specified time period determined by the Compensation Committee. The holder of RSUs (or PSUs) will have the right, subject to restrictions imposed by the Compensation Committee, to receive shares of our common stock at some future date determined by the Compensation Committee. The grant, issuance, retention, vesting and/or settlement of restricted stock and RSUs will occur at such times and in such installments as are determined by the Compensation Committee, subject to the minimum vesting provisions described above. For example, awards may, at the Compensation Committee’s discretion, be conditioned upon a participant’s completion of a specified period of service, or upon the achievement of one or more performance goals established by the Compensation Committee, or upon any combination of service based and performance based conditions (subject to minimum vesting requirements). A restricted stock or RSU award that is conditioned in whole or in part upon the achievement of one or more financial or other company-related performance goals (including goals specific to the participant's individual performance, other than performance of service alone) is generally referred to as a performance share or a PSU award.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash or shares of our common stock) equivalent to the amount of cash dividends paid by the Company to stockholders with respect to the number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee, but the Compensation Committee may not (i) grant dividend equivalents in connection with options or SARs or (ii) pay a dividend or dividend equivalent with respect to a share underlying any other award prior to the date on which all conditions or restrictions on such share have been satisfied or lapsed.

Other Stock-Based Awards. The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2024 LTIP. No such stock-based awards will contain a purchase right or an option-like exercise feature.

Limited Transferability of Awards. Generally, no award or other right or interest of a participant under the 2024 LTIP (other than fully vested and unrestricted shares issued pursuant to an award) shall be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company or any affiliates; provided that the Compensation Committee may allow transfer of an award to family members for no value, and such transfer shall comply with the General Instructions to Form S-8 under the Securities Act of 1933, as amended. The Compensation Committee may also establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.

Termination and Amendment

The Board may at any time amend or terminate the 2024 LTIP or any award granted under the 2024 LTIP, but no amendment or termination may impair the rights of any participant without the participant's written consent. The Board may not, without approval of HTLF’s stockholders, amend any provision of the 2024 LTIP to (i) increase the number of shares authorized under the 2024 LTIP, (ii) permit a repricing of options or SARs, (iii) permit the award of options or SARs with an exercise price less than 100% of the fair market value of a share on the date of grant, (iv) increase the maximum term of options or SARs, (v) increase the annual per-person share limits under the 2024 LTIP, or (vi) make any change that would require stockholder approval under the rules or regulations of the Securities and Exchange Commission, Nasdaq or any other securities exchange that are applicable to HTLF. Furthermore, the Compensation Committee may amend the 2024 LTIP or any outstanding award, without participant consent, in order to make changes necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results).

Federal Tax Consequences

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO, if the disposition occurs before the applicable ISO holding periods set forth in the Internal Revenue Code have been satisfied.

Restricted Stock. Recipients of grants of restricted stock (including performance shares) generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). If the award permits dividends to accrue while the restricted stock is subject to a substantial risk of forfeiture, such dividends will be paid if and when the underlying stock vests and will also be taxed as ordinary income. We generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units and Other Stock-Based Awards. Recipients of grants of RSUs (including PSUs) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. If the award permits dividend equivalent amounts to accrue while the RSU is subject to a substantial risk of forfeiture, such dividend equivalent amounts will be paid if and when the underlying stock unit vests and will also be taxed as ordinary income. Cash or shares to be received pursuant to any other stock-based award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We generally will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Limitations On Company’s Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2024 LTIP. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise or settlement of an award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Internal Revenue Code. The Compensation Committee intends to administer and interpret the 2024 LTIP and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2024 LTIP. The Compensation Committee, in its sole discretion, will determine the number and types of awards that will be granted under the 2024 LTIP. Accordingly, it is not possible to determine the benefits that will be received by eligible participants if the 2024 LTIP is approved by our stockholders.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding options and shares available for future issuance under
Heartland's equity plans as of December 31, 2023:

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(3) (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))(2) (c)
Equity compensation plans approved by stockholders	524,171	$48.79	915,847
Equity compensation plans not approved by stockholders	—		—
Total	524,171	$48.79	915,847

(1) Includes 466,105 RSUs and PSUs at target performance and 58,066 stock options that were outstanding on December 31, 2023 under the 2020 LTIP. The number of shares issued in exchange for PSUs may increase or decrease depending on whether certain performance goals are achieved.

(2) Includes 668,404 shares of common stock available for issuance under the 2020 LTIP and 171,537 available under the 2016 Employee Stock Purchase Plan . Does not include any shares of common stock available for issuance under the proposed 2024 Long-Term Incentive Plan.

(3) Includes weighted average exercise price of stock options only.

PROPOSAL 3	NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
Non-binding, advisory vote on executive compensation	☑	The Board of Directors recommends that you vote your shares FOR the approval of HTLF’s executive compensation.

As required by Section 14A of the Securities Exchange Act of 1934, as amended, this proposal seeks a stockholder advisory vote to approve the compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This advisory vote will not be binding upon the Board of Directors; however, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Consistent with the direction of our stockholders and our Board of Directors, we submit executive compensation to our stockholders for their advisory approval on an annual basis, and thus the next vote to approve our executive compensation program will take place in 2025.

NAMED EXECUTIVE OFFICER COMPENSATION Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (“CD&A”) addresses our compensation philosophy and objectives with respect to our 2023 named executive officers: Bruce K. Lee, President and Chief Executive Officer; Bryan R. McKeag, Executive Vice President, Chief Financial Officer through December 31, 2023; Jay L. Kim, Executive Vice President, General Counsel, Chief Administrative Officer, and Corporate Secretary; David A. Prince, Executive Vice President, Chief Commercial Officer; and Kevin G. Quinn, Executive Vice President and Chief Banking Officer (collectively, the “Named Executive Officers”). The CD&A also covers compensation policies, elements of compensation, administration of compensation, risk considerations and the basis for compensation decisions for 2023.

Compensation Philosophy. The Compensation and Human Capital Committee and, prior to its creation in June 2023, its predecessor, the Compensation, Nominating and Corporate Governance Committee (collectively, the “Compensation Committee”), has adopted an Executive Officer Compensation Philosophy that embodies the guiding principles behind compensation decisions related to all our executive officers, including the Named Executive Officers. Below is a summary of the main pillars of the Executive Officer Compensation Philosophy:

*Compensation levels should be competitive to ensure we attract and retain a highly qualified management team to lead and grow the company.
*Compensation should reward superior performance.
*Incentive compensation should reward consistent sustained performance over the long term.
*Incentive compensation should avoid excessive or disproportionate risks.
*Incentive compensation should encourage stewardship of the organization as a whole.
*Compensation opportunities should consider qualitative items in addition to metrics.

The Compensation Committee has designed our executive compensation program to be both competitive in the marketplace and to align the interests of our executive officers with the long-term interests of our stockholders. This is done by providing a competitive total compensation package that rewards superior performance with elements of variable, performance-based compensation, in order to attract and retain talented executives. At the same time, it is designed to align the interests of our executives with those of stockholders and to prevent our compensation program from incentivizing excessive risk taking. This is done by providing a substantial portion of compensation in the form of long-term equity-based awards that vest over multi-year periods, which discourages making short-term decisions that could have a positive effect on performance in a single year at the expense of performance in future years.

2023 Business Highlights. In 2023, our employees, led by our CEO and the executive leadership team (including our Named Executive Officers), helped HTLF navigate challenging financial market disruptions, intense competition for deposits, and significant interest rate volatility, while continuing to execute on our strategic plans to drive organic growth, improve the customer experience, and position ourselves to be a top-performing bank. Our key business results are summarized below:

*	Adjusted earnings per share of $4.39 (see below for description of adjustments to earnings per share)
*
Maintained strength and stability through financial market disruptions, with 61% of deposits insured or collateralized at December 31, 2023, while increasing HTLF’s common equity ratio to 9.27% at December 31, 2023 from 8.16% at December 31, 2022.

*	Increased total loans to $12.07 billion as of December 31, 2023.
*	Repositioned our balance sheet by selling approximately $865 million in securities yielding 2.69% and using the proceeds to repay wholesale funding with a cost of 5.50%.
*	Completed the consolidation of our subsidiary banks into HTLF Bank, which we expect to deliver $20 million in annual cost savings on an ongoing basis.
*	Maintained excellent credit quality, with 30-89 day delinquencies of 0.09% and nonperforming assets of 0.57% of total loans, each as of December 31, 2023.

2023 Compensation Highlights. In 2023, in accordance with our Compensation Philosophy, we retained the existing structure of our executive compensation program. We believe this program ensures that incentive payments to our Named Executive Officers remain market-based, commensurate with performance, in alignment with our stockholders’ interests, and do not incentivize improper risk-taking.

Each of our Named Executive Officers received an annual cash incentive payout of between 43% and 59% of the original target. Our 2021-2023 stock-based performance-based awards paid out at 56% of target, representing a decrease from the prior year based primarily upon HTLF’s relative performance.

Elements of Executive Compensation. Our executive compensation program includes a mix of base salary, annual cash incentives, and long-term equity awards. Variable compensation based on performance is a significant component of total compensation.

For 2023, 80% of an executive’s annual cash incentive award was based on performance standards linked to profitability, credit quality and growth. Revenue and profitability were measured by pre-provision pre-tax net revenue and noninterest income. Credit quality was measured by the ratio of non-performing assets to total assets and net charge-offs to average total loans, in each case compared to the 2023 Peer Group (as defined below). For all Named Executive Officers except for Mr. Prince, Loan Balance incentives were measured by excluding PPP loans and purchased government guaranteed loans, acquired loans, and loans reclassified to held for sale. Mr. Prince’s Loan Balance incentive was measured based on Commercial and Agricultural loans excluding PPP loans and purchased government guaranteed loans, acquired loans, and loans reclassified to held for sale. The remaining 20% of each Named Executive Officer’s compensation was based on a subjective assessment of a number of qualitative factors, including liquidity and capital management, operational execution, demonstrated leadership skill, and quantitative measures outside those taken into account in the performance standards.

Target opportunities for Named Executive Officer incentive cash awards ranged from 60% to 100% of base salary, with the amount that could be earned ranging from 0% to 150% of target, in order to enhance the sensitivity of awards to performance. An executive’s total award is further adjusted using a multiplier based on HTLF’s return on average assets relative to the 2023 Peer Group. Targets for performance standards were determined taking into account a variety of data, including peer performance, HTLF’s historical performance, and financial plan targets. The performance standards and qualitative factors utilized, as well as the allocation between performance standards and qualitative factors, are reviewed annually based on Company priorities and alignment with peers.

For long-term incentives, we use a balanced approach, with individual equity grants consisting of 40% time-based restricted stock units (“RSUs”) and 60% performance-based restricted stock units (“PSUs”). Annual RSU and PSU awards are typically made in the first quarter. Initial awards are determined based on a target award amount, although other than in the case of inducement awards, no employee is entitled to a specific or minimum initial award amount. RSU awards vest ratably over three years generally contingent on employment. PSU awards are generally contingent upon employment for three years and contingent upon and subject to performance metrics using a three-year performance period to avoid excessive risk-taking for short-term results, while further encouraging long-term decision-making and value creation. This aligns with prevailing practices among our peer group, and avoids duplication of performance measures from our annual cash incentive awards. Vesting of PSUs occurs after HTLF and relevant peer data is available for the full performance period.

We believe that our executive compensation program provides appropriate incentives and sets expectations that align very closely with the value we have generated for stockholders over the past three years. The table below, which graphs CEO pay against total stockholder return (“TSR”), illustrates the alignment of CEO pay with Company performance:

HTLF - CEO Pay Comparison
Total Compensation (in $000)
$4,000
$3,600
$3,200
$2,800
$2,400
$2,000
$1,600
$1,200
$800
$400
$0
TSR [1]
$160
$120
$80
$40
$0
2021
2022
2023
CEO Compensation (2)
TSR - HTLF
TSR - Primary Peer Group (3)

(1) TSR assumes an initial investment of $100 at the start of year one (2021) and reflects the annual change in such investment as a result of annual TSR, including reinvestment of dividends.
(2) Represents Mr. Lee’s Total Compensation in each of the 2021, 2022 and 2023 fiscal years as disclosed in the Summary Compensation Table.
(3) Reflects the 50th percentile of the peer group used to set HTLF’s 2023 compensation, which is described later in this Compensation Discussion and Analysis.
Administration of Our Executive Compensation Program

Role of the Compensation Committee. The Compensation Committee, which consists solely of independent directors, is primarily responsible for setting executive compensation for HTLF. The Compensation Committee makes decisions on base salary, annual incentive plan metrics and awards, and long-term incentive metrics and awards.

In making compensation decisions, the Compensation Committee reviews and evaluates a broad range of material requested and received from management and its independent compensation consultant, including the following:

*	financial reports covering, among other things, historical and year-to-date financial performance vs. the financial plan and financial performance vs. a defined peer group;
*	individual performance assessments of the Chief Executive Officer and other Named Executive Officers;
*	reports on HTLF’s strategic objectives and future financial plans;
*	compensation best practices, including those in the financial services industry;
*	agreements and other plan documents regarding compensation;
*	peer data and analysis; and
*	competitive market surveys.

In formulating our performance-based compensation programs, including those for our executive officers, the Compensation Committee considers the risk created by tying compensation to financial goals, including the risk of encouraging short-term behavior by tying a portion of compensation to annual goals, and the risks presented by encouraging higher earnings, asset and deposit growth. The Compensation Committee is guided by the Guidance on Sound Incentive Compensation Policies jointly issued by the financial institution regulatory agencies in 2010, which establishes a framework for assessing the soundness of incentive compensation plans, programs and arrangements maintained by financial institutions, and encourages balanced risk-taking incentives compatible with effective controls and risk management and with general principles of strong corporate governance. The Compensation Committee meets with HTLF’s Chief Risk Officer annually and discusses the assessment and management of any risks presented by its incentive compensation programs, including both annual and long-term incentives.

The Compensation Committee believes that a sensible approach to balancing risk-taking and rewarding achievement of reasonable, but not easily attainable, goals is an important component of the executive compensation program. The Compensation Committee also utilizes the joint agency guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into HTLF’s executive compensation program.

The Chief Risk Officer and Enterprise Risk Management perform an annual review of incentive compensation plans as part of a formal risk assessment in compliance with regulatory guidance. This risk review utilizes a formalized framework, taking a comprehensive approach that reviews governance and oversight, compensation philosophy, incentive plan metrics and standards, plan administration and controls, plan changes, inherent risks, mitigating controls, and resulting residual risks. The risk assessment results are presented to the Compensation Committee by the Chief Risk Officer. The risk assessment evaluates whether incentive compensation arrangements, including those for Named Executive Officers and other members of senior management are appropriately balanced, focused on long-term value creation, and do not encourage inappropriate or excessive risk-taking. We believe that robust stock ownership requirements and tying a substantial portion of total direct compensation to long-term incentives keeps the Named Executive Officers focused on HTLF’s long-term value creation rather than short-term results. Our incentive compensation programs are further designed with risk mitigating features such as performance standards that account for quality of growth and the clawback policies described below. The Compensation Committee has concluded that our compensation policies and practices are not likely to encourage inappropriate or excessive risk-taking.

Role of Management. Our management evaluates employee performance, establishes business and individual performance targets and objectives, and recommends salaries, cash incentive and equity awards. At the request of the Compensation Committee, our CEO and Chief Human Resources Officer provide information regarding our strategic objectives, evaluations of executive officers’ performance, and compensation recommendations for executive officers other than themselves. Our CEO and Chief Human Resources Officer do not approve the compensation arrangements of any Named Executive Officers or participate in the formulation of their own compensation, and are not present at meetings or portions of meetings where their own compensation is discussed or approved.

Role of Advisors. The Compensation Committee has retained Aon to serve as its independent compensation consultant. Aon’s compensation advisory role includes providing market information on executive and Director compensation levels and practices, assisting in the design and implementation of executive and Director compensation programs, and providing input on related technical and regulatory matters.

The Compensation Committee annually reviews the independence and performance of its compensation consultant and the consulting services provided. In evaluating the independence and performance and considering the retention of its compensation consultant, the Compensation Committee assesses the consultant’s independence in accordance with Nasdaq listing standards.

In 2023, Aon provided consulting services related to executive and director compensation, including the form and characteristics of the awards made to our Named Executive Officers, advised on overall incentive plan design, and provided compensation benchmarking services including peer performance calculations and valuation of equity awards.

Based upon these and other factors, the Compensation Committee concluded that the retention of Aon did not present any conflicts of interest, that Aon was independent, and that such retention was appropriate.

Peer Comparison. The Compensation Committee annually reviews a competitive analysis of peer companies generated by its compensation consultant as a key part of assessing the competitiveness of our executive compensation program. The Compensation Committee establishes appropriate and competitive ranges of annual and long-term compensation, utilizing the peer group as an important indication of the competitive market. Various components of executive compensation (e.g., base salaries, equity compensation, retirement plan contributions and other benefits) are compared, individually and in total, to comparable positions within the peer group. The Compensation Committee also reviews information prepared by the compensation consultant on the usage of shares and related dilution levels for equity incentive plans of peer institutions.

Peer Group. The Compensation Committee, with the assistance of its compensation consultant, annually reviews the peer group which it uses both to analyze the competitiveness of our executive compensation program and to measure HTLF’s performance for those that are set on a peer-relative basis. The members of the peer group are selected based on comparable industry, total assets, geography, and commercial loans as a percentage of total loans. The table below lists the companies that comprise the peer group used to for purposes of determining 2023 peer results for those items of incentive compensation which compare our performance to that of peers (the “2023 Peer Group”):

NAME	CITY, STATE	TICKER	NAME	CITY, STATE	TICKER
Ameris Bancorp	Atlanta, GA	ABCB	Associated Banc-Corp	Green Bay, WI	ASB
Bank OZK	Little Rock, AR	OZK	Banner Corp	Walla Walla, WA	BANR
Cathay General Bancorp	Los Angeles, CA	CATY	CVB Financial Corp.	Ontario, CA	CVBF
Enterprise Financial Services	St. Louis, MO	EFSC	First Financial Bancorp	Cincinnati, OH	FFBC
First Financial Bankshares	Abilene, TX	FFIN	First Interstate BancSystem	Billings, MT	FIBK
First Merchants Corporation	Muncie, IN	FRME	Glacier Bancorp Inc.	Kalispell, MT	GBCI
Hope Bancorp	Los Angeles, CA	HOPE	Independent Bk Group Inc.	McKinney, TX	IBTX
Pacific Premier Bancorp	Irvine, CA	PPBI	Renasant Corp.	Tupelo, MS	RNST
Simmons First National Corp.	Pine Bluff, AR	SFNC	Trustmark Corp	Jackson, MS	TRMK
United Bankshares Inc.	Charleston, WV	UBSI	United Community Banks Inc.	Blairsville, GA	UCBI
Washington Federal Inc.	Seattle, WA	WAFD	WesBanco, Inc.	Wheeling, WV	WSBC

Because it recognizes the inherent limitations on benchmarked data, the Compensation Committee does not establish compensation based on pre-established ratios of executive compensation to peer group data. Instead, peer group data is one factor in the Compensation Committee’s analysis, and it is used for a validation check of the final compensation package chosen for our executives.

Consideration of Advisory Vote. We annually submit our executive compensation arrangements to stockholders for a non-binding, advisory vote. The Compensation Committee believes that an annual “say on pay” vote provides it with more direct and current input regarding the effectiveness of the executive compensation program. At our last Annual Meeting, 96.7% of the votes cast by stockholders who voted on our advisory “say on pay” proposal voted in favor of the compensation of our Named Executive Officers. Although the Compensation Committee interprets this high level of approval as an indication of our stockholders’ endorsement of our compensation program as a whole, it also recognizes that an effective compensation program must continue to evolve and change as needed to keep it both competitive in the marketplace and aligned with market practices and stockholder expectations.

Elements of Compensation

The compensation of our Named Executive Officers consists of four primary components: (1) base salary, (2) annual cash incentive awards, (3) long-term incentive compensation (together with base salary and annual cash incentive awards constituting total direct compensation), and (4) additional benefits.

As illustrated by the following table, a substantial part of our CEO’s total target direct compensation for 2023 was variable-based:

2023 CEO Total Target Direct Compensation Mix - Bruce K. Lee
Fixed Compensation	Amount	% of Total Compensation
Year-End Base Salary	$900,000	29%
Total Fixed Compensation	$900,000	29%

Variable-Based Compensation	Amount	% of Total Compensation
Annual Cash Incentive Award	$900,000	29%
Long-Term Equity Incentive - PSUs	$838,707	26%
Long-Term Equity Incentive - RSUs	$512,396	16%
Total Target Variable-Based Compensation	$2,251,103	71%
Total Target Direct Compensation	$3,151,103	100%

Base Salary. The Compensation Committee regards base salary as an important component of executive compensation because it provides executives with the assurance of a regular income. Base salaries are intended to assist us in attracting executives and recognizing different levels of responsibility and contribution. The Compensation Committee generally sets base salaries for our Named Executive Officers near the peer group median for comparable positions, with additional consideration given to the executive’s qualifications and experience, scope of responsibility and potential to achieve the goals and objectives established. Past performance and internal pay equity are also considered.

The following table lists the total base compensation paid to our Named Executive Officers in 2023 and 2022:

Officer	2023	2022
Bruce K. Lee	$887,500	$850,000
Bryan R. McKeag	$467,350	$455,013
Jay L. Kim	$415,000	$380,835
David A. Prince	$432,000	$406,000
Kevin G. Quinn	$467,500	$426,667

Annual Cash Incentive Awards. The Compensation Committee administers an executive incentive program pursuant to which our Named Executive Officers are eligible to earn annual cash incentive awards. The performance standards for the awards are designed to be aligned with the interests of stockholders, to encourage strong financial performance and growth in quality assets, to reward performance that supports our longer-term financial goals, and to avoid excessive risk-taking.

The target annual cash incentive award for each Named Executive Officer was based upon a percentage of base salary. The Compensation Committee periodically reviews annual cash incentive award levels based on a variety of factors, including peer data, and makes adjustments where warranted. For 2023, the target annual incentive was 100% of year-end base salary for Mr. Lee, 75% for Mr. Quinn, 65% for Mr. Prince and 60% for Messrs. McKeag and Kim.

The total annual cash incentive award for each Named Executive Officer is the sum of the amounts earned for each of the performance standards described below. Each portion of the award is calculated using the following formula:

Award Based on Each Performance Standard	=	Executive Officer’s Salary	x	Target Annual Incentive	x	Weighting of Performance Standard	x	(2023 Result ÷ 2023 Target)

The total annual incentive calculation is further adjusted by a return on average assets (“ROAA”) modifier, which is applied to the overall award resulting from the above calculations and qualitative factors discussed below. If HTLF’s ROAA is equal to or below the 25th percentile of the peer group, the overall award is decreased by 25%, if it is equal to the 50th percentile, no adjustment is made, and if HTLF’s ROAA equals or exceeds the 75th percentile, the overall award is increased by 25%, with results in between those levels these being interpolated.

Eighty percent of a Named Executive Officer’s annual cash incentive award was based on performance standards linked to profitability, credit quality and loan growth, and the remaining 20% was based on qualitative factors. Profitability was measured by adjusted core pre-provision pre-tax net revenue (“PPNR”) and adjusted noninterest income, with PPNR weighted 35% and adjusted noninterest income weighted 10% of each Named Executive Officer’s annual cash incentive award. Credit quality was measured by non-performing assets to assets relative to peers and net charge-offs to average loans relative to peers, with each weighted 7.5%. Loan balance measured organic loan balances as further described below, and weighted 20%.

Targets for each performance standard were set at levels deemed by the Compensation Committee to be challenging but achievable, and were set taking into account expected peer performance, HTLF’s historical performance, and HTLF’s financial plan targets.

PPNR was selected as a measure of profitability and was the most heavily weighted annual incentive performance measure at 35%. PPNR is a non-GAAP measure of net income excluding provision for credit losses and income taxes. The Compensation Committee believed this metric was appropriate because other components of the annual cash incentive address credit quality performance, which provides balance in the overall annual incentive plan. The 2023 PPNR target was set at an amount that represented an increase of 14% over actual PPNR for 2022.

Noninterest income is a measure of profitability that aligns the interests of our Named Executive Officers with our stockholders and was weighted at 10%. The 2023 target was set at an amount that represented a 3 percent increase over 2022.

To ensure consistency of measurement, two credit quality measures relative to peer performance were included in the annual cash incentive plan. These measures, non-performing assets and net charge-offs, were each weighted at 7.5% of the overall incentive opportunity. Both metrics were measured relative to the 2023 Peer Group, with target performance set at the 50th percentile, thus measuring HTLF relative to its peers on credit performance in order to take into account changes in credit quality experienced by the overall market.

Organic loan balance was included as a performance measure with a weighing of 20% for each of our Named Executive Officers. Measurement of this metric excludes Paycheck Protection Program (“PPP”) loans, purchased government guaranteed loans, acquired loans, and loans reclassified to held for sale. PPP loans were excluded because they represented a one-time component of loan origination during the pandemic, and therefore their absence in 2023 was not a reflection on loan origination performance. Mr. Prince’s loan balance measure excluded the residential mortgage and consumer loan portfolios due to his role being focused entirely on HTLF’s commercial lending. 2023 targets were set at an amount that represented a 9% increase over 2022.

The remaining 20% of each Named Executive Officer’s annual cash incentive award opportunity was based on qualitative factors. This allowed the Compensation Committee to take a broader view of the prior year’s performance and allowed the Compensation Committee to consider the unique contributions and qualitative factors of each Named Executive Officer’s performance, including achievements related to individual leadership, strategic objectives, ESG initiatives, risk management, customer and community service, bank operations, communication, and quantitative measures outside those taken into account in the performance metrics detailed above.

The Compensation Committee awarded Mr. Lee a payout at 50% on qualitative factors. In making this assessment, the Compensation Committee took into account Mr. Lee’s strong leadership through the financial market disruptions and his development of the HTLF 3.0 strategic plan, balanced by the overall challenging year experienced by HTLF, overall bank performance, and the management of the investment portfolio. The Compensation Committee awarded Mr. McKeag a payout at 50% on qualitative factors. In making this assessment, the Compensation Committee took into account Mr. McKeag’s financial leadership and contributions through the financial market disruptions, balanced by the overall bank performance and the management of the investment portfolio. The Compensation Committee awarded Mr. Prince a payout at 110% on qualitative factors based upon his leadership contributions and positive results related to HTLF’s Commercial business. The Compensation Committee awarded Mr. Kim a 115% payout on qualitative factors including his operational leadership, the successful charter consolidation project, and his co-chairing of the ESG Steering Committee which resulted in the publication of the Company’s first Corporate Social Responsibility Report. The Compensation Committee awarded Mr. Quinn a 100% payout on qualitative factors related to his overall leadership and operational execution improvements that contributed directly to improving HTLF’s efficiency, and his work to strategically align HTLF’s business footprint.

The tables below show plan targets and 2023 results (dollars in thousands) that were used to calculate the annual cash incentive award for each of our Named Executive Officers, with the final score adjusted to reflect the ROAA modifier. Payouts can be found in the column “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

Mr. Lee
Performance Standard	Weighting	2023 Target	2023 Result	2023 Score
Adjusted Core Pre-Provision Pre-Tax Net Revenue (non-GAAP)(1)	35%	$336,000	$276,558	—%
Adjusted Noninterest Income(2)	10%	$123,000	$116,206	82%
Nonperforming Assets to Total Assets	7.5%	0.29%	0.57%	—%
Net Charge-offs as a Percent of Average Loans	7.5%	0.12%	0.11%	107%
Organic Loan Balance(3)	20%	$11,614,000	$11,625,785	102%
Qualitative Factors	20%	100%	50%	50%
Return on Average Assets Multiplier				92%
Final 2023 score				43%

Mr. McKeag
Performance Standard	Weighting	2023 Target	2023 Result	2023 Score
Adjusted Core Pre-Provision Pre-Tax Net Revenue (non-GAAP)(1)	35%	$336,000	$276,558	—%
Adjusted Noninterest Income(2)	10%	$123,000	$116,206	82%
Nonperforming Assets to Total Assets	7.5%	0.29%	0.57%	—%
Net Charge-offs as a Percent of Average Loans	7.5%	0.12%	0.11%	107%
Organic Loan Balance (3)	20%	$11,614,000	$11,625,785	102%
Qualitative Factors	20%	100%	50%	50%
Return on Average Assets Multiplier				92%
Final 2023 score				43%

Mr. Kim
Performance Standard	Weighting	2023 Target	2023 Result	2023 Score
Adjusted Core Pre-Provision Pre-Tax Net Revenue (non-GAAP)(1)	35%	$336,000	$276,558	—%
Adjusted Noninterest Income(2)	10%	$123,000	$116,206	82%
Nonperforming Assets to Total Assets	7.5%	0.29%	0.57%	—%
Net Charge-offs as a Percent of Average Loans	7.5%	0.12%	0.11%	107%
Organic Loan Balance(3)	20%	$11,614,000	$11,625,785	102%
Qualitative Factors	20%	100%	115%	115%
Return on Average Assets Multiplier				92%
Final 2023 score				55%

Mr. Prince
Performance Standard	Weighting	2023 Target	2023 Result	2023 Score
Adjusted Core Pre-Provision Pre-Tax Net Revenue (non-GAAP)(1)	35%	$336,000	$276,558	—%
Adjusted Noninterest Income(2)	10%	$123,000	$116,206	82%
Nonperforming Assets to Total Assets	7.5%	0.29%	0.57%	—%
Net Charge-offs as a Percent of Average Loans	7.5%	0.12%	0.11%	107%
Commercial and Ag Loan Balance(3)	20%	$10,155,000	$10,334,749	102%
Qualitative Factors	20%	100%	110%	110%
Return on Average Assets Multiplier				92%
Final 2023 score				59%

Mr. Quinn
Performance Standard	Weighting	2023 Target	2023 Result	2023 Score
Adjusted Core Pre-Provision Pre-Tax Net Revenue (non-GAAP)(1)	35%	$336,000	$276,558	—%
Noninterest Income(2)	10%	$123,000	$116,206	82%
Nonperforming Assets to Total Assets	7.5%	0.29%	0.57%	—%
Net Charge-offs as a Percent of Average Loans	7.5%	0.12%	0.11%	107%
Organic Loan Balance(3)	20%	$11,614,000	$11,625,785	102%
Qualitative Factors	20%	100%	100%	100%
Return on Average Assets Multiplier				92%
Final 2023 score				52%

(1) Refer to the table, “Calculation of Measures Used for Annual Incentive Awards - Adjusted Core Pre-Provision Pre-Tax Revenue”.
(2) Refer to the table, “Calculation of Measures Used for Annual Incentive Award - Adjusted Noninterest Income (Loss)”.
(3) Refer to the table, “Calculation of Measures Used for Annual Incentive Award - Organic Loans Outstanding”.

Calculation of Measures Used for Annual Incentive Awards

In awarding incentive compensation, the Compensation Committee made adjustments to measures defined by generally accepted accounting principles (“GAAP”). The Compensation Committee considers adjustments to performance metrics used for incentive compensation purposes that are consistent with the performance and behaviors that the plan is meant to encourage and reward, including adjustments of items that represent unanticipated event-specific items not indicative of performance.

These adjustments are further described below, and were made by the Compensation Committee in order to ensure that management performance was judged based on those factors that were reflective of their performance with respect to each of the metrics.

The table below shows how PPNR was calculated, dollars in thousands:

Adjusted Core Pre-Provision Pre-Tax Revenue
	For the Year Ended December 31, 2023	Committee Rationale for Adjustment
Net income (GAAP)	$79,920
Provision for credit losses	21,707
Income taxes	16,857
Pre-Provision Pre-Tax Net Revenue	118,484
Security losses, net	141,539
Consistent with past practices, an adjustment was warranted because although the sales reduced short-term financial results, they were in the long-term interests of HTLF, and in future years the benefit will be factored in when the Committee sets financial targets.

FDIC special assessment	8,145	The Committee believed that an adjustment was warranted because the FDIC assessment was not related to management’s performance in the year.
(Gains)/losses on sales/valuations of assets, net	(77)	Consistent with past practices, the Committee excluded these net gains related to the sales of assets executed as part of the restructuring below.
Partnership investments in tax credit projects	5,401	The Committee excluded these amounts because the costs are included in PPNR, but tax benefits are not included in PPNR because it is a pre-tax calculation.
Acquisition, integration and restructuring costs, excluding charter consolidation costs	3,066
Consistent with past practices, the Committee believed that an adjustment was warranted because the actions taken will have long-term benefits that will be factored in when setting future targets. Charter consolidation costs were not excluded because they had been factored in when targets were set for 2023.

Adjusted Core Pre-Provision Pre-Tax Net Revenue (non-GAAP)	$276,558

The adjustments set forth above were made consistent with past practices and the Committee’s philosophy that management should not be disincentivized from making decisions that we believe will have a long-term benefit, but which have a negative impact in the current year, particularly when those benefits will be factored in by the Committee when goals for future years are set. Failing to make these adjustments would disincentivize management from making decisions in HTLF’s long-term interests by adversely affecting management in the current year without management receiving the benefit of these decisions in future years.

The table below shows how adjusted noninterest income was calculated (dollars in thousands):

Adjusted Noninterest Income (Loss)
	For the Year Ended December 31, 2023	Committee Rationale for Adjustment
Total Noninterest Income (loss)(GAAP)	$(20,926)
Residential mortgage gains on sales of loans held for sale and loan servicing income	(4,167)	The Committee adjusted noninterest income down due to the anticipated sale of HTLF’s mortgage servicing rights portfolio.
Securities losses, net	141,539
Consistent with past practices, an adjustment was warranted because although the sales reduced short-term financial results, they were in the long-term interests of HTLF, and in future years the benefit will be factored in when the Committee sets financial targets.

Unrealized (gain)/loss on equity securities	(240)	Consistent with past practice, net gains on equity securities primarily related to Community Reinvestment Act activities are excluded.
Adjusted Noninterest Income (non-GAAP)	$116,206

Consistent with past practices, the Compensation Committee made the above adjustments to noninterest income for annual incentive compensation purposes in order to ensure that management’s incentives were aligned with the long-term interests of HTLF.

The table below shows how organic loans outstanding was calculated (dollars in thousands):

Organic Loans Outstanding
(dollars in thousands)	Balance as of 12/31/2022 (GAAP)	Purchased Loans	Balance as of 12/31/2023 (GAAP)	Total Change (GAAP)	Balance exclusive of PPP loans and purchased government guaranteed loans	Balance exclusive of PPP loans, purchased government guaranteed loans, residential mortgages and consumer loans
Commercial and industrial	$3,464,414	$57,526	$3,652,047	$187,633	$3,594,521	$3,594,521
PPP	11,025	—	2,777	(8,248)	—	—
Owner occupied commercial real estate	2,265,307	251,758	2,638,175	372,868	2,386,417	2,386,417
Non-owner occupied commercial real estate	2,330,940	60,077	2,553,711	222,771	2,493,634	2,493,634
Real estate construction	1,076,082	—	1,011,716	(64,366)	1,011,716	1,011,716
Agricultural and agricultural real estate	920,510	70,722	919,183	(1,327)	848,461	848,461
Residential mortgage	853,361	—	797,829	(55,532)	797,829	—
Consumer	506,713	—	493,206	(13,507)	493,206	—
Total	$11,428,352	$440,083	$12,068,644	$640,292	$11,625,784	$10,334,749

Organic loan balances were calculated by the Compensation Committee as loan balances excluding the changes in PPP loans and purchased government guaranteed loans, acquired loans, and loans reclassified to held for sale. The Compensation Committee believed that these adjustments were appropriate because they exclude changes in one-time government related lending programs and changes in loan balances purchased rather than originated by HTLF.

The table below reflects how adjusted return on average assets (“ROAA”) was calculated, dollars in thousands:

Adjusted ROAA
	For the Year Ended December 31, 2023	Committee Rationale for Adjustment
Net income (GAAP)	$79,920
Security losses, net	141,539
Consistent with past practices, an adjustment was warranted because although the sales reduced short-term financial results, they were in the long-term interests of HTLF, and in future years the benefit will be factored in when the Committee sets financial targets.

Acquisition, integration and restructuring costs	10,359	Consistent with past practices, the Committee believed that an adjustment was warranted because the actions taken will have long-term benefits that will be factored in when setting future targets.
Income tax effect	(36,000)
The Committee adjusted for the tax benefit received from the loss on the sale of securities set forth above in order to ensure that management did not benefit from the tax benefit of a loss that was excluded.

Adjusted Net Income (non-GAAP)	$195,818

Average Assets	$20,053,004
GAAP ROAA	0.40%
Adjusted ROAA	0.98%
2023 Peer Group Adjusted ROAA	1.05%
HTLF Adjusted ROAA Percentile Ranking among 2023 Peer Group	41st

In calculating 2023 Peer Group ROAA, HTLF instructed Aon, its independent compensation consultant, to calculate Adjusted ROAA for the 2023 Peer Group in the same manner, excluding gains or losses on the sale of securities and restructuring costs. HTLF’s Adjusted 2023 ROAA was at the 41st percentile of the 2023 Peer Group; and therefore each Named Executive Officer’s annual cash incentive was reduced by 8%.

Long-Term Incentive Compensation. The Compensation Committee believes that equity compensation is an effective tool for both retention of management, and to align management incentives with the long-term interests of stockholders. The Compensation Committee annually grants our executives, including our Named Executive Officers, a combination of RSUs that vest based on time and continued employment, and PSUs that must be earned based upon performance and continued employment. Annual RSU and PSU awards are typically made in the first quarter of the year based on target values set for the previous year. Initial RSUs are determined based on a target award amount and PSUs are based on target performance, although other than inducement awards, no employees are entitled to a specific or minimum initial award amount. RSUs vest in three equal annual installments generally contingent on employment, starting one year after the date of grant, and becoming fully vested three years after the grant date. PSUs are generally contingent upon employment for three years and vest based on achievement of performance metrics using a three-year performance period in order to further encourage long-term decisionmaking. The metrics chosen by the Compensation Committee avoid duplication of performance measures used for our annual cash incentive awards. Vesting of PSUs occurs after performance data is available for the full three-year performance period. All forms of equity incentive are intended to enhance our ability to attract and retain talent, provide compensation opportunities tied to long-term service and stockholder value, and reinforce our pay-for-performance philosophy. Equity awards are granted under our stockholder-approved 2020 Long-Term Incentive Plan.

The PSUs granted in 2023 have a three-year performance period and are earned based upon HTLF’s earnings per share growth compared to our 2023 Peer Group. The total number of PSUs vesting is adjusted by up to 25% as shown below, based upon HTLF’s total stockholder return compared to the 2023 Peer Group. The PSUs granted in 2023 will vest based on performance for the three-year period ending December 31, 2025.

Peer Performance	Earnings Per Share Growth	Total Stockholder Return
25th Percentile	Threshold (50% of Target)	Threshold (-25%)
50th Percentile	Target (100% of Target)	Target (0%)
75th Percentile	Maximum (150% of Target)	Maximum (+25%)

In granting PSUs to the Named Executive Officers, the Compensation Committee considered the overall allocation of equity compensation to ensure that the target number of PSUs granted is equal to or greater than the number of RSUs granted. For 2023, Named Executive Officers received 40% of restricted stock unit awards in the form of RSUs and 60% in PSUs. The Compensation Committee strives to grant RSUs and PSUs in amounts that are competitive in the context of an executive’s performance and position.

Calculation of 2021 - 2023 PSU Award Performance

The performance period for our PSU awards granted in 2021 ended as of December 31, 2023. The three-year PSUs granted in 2021 were earned based upon HTLF's adjusted earnings per share growth in comparison to the 50th percentile of the proxy peer group for that year. The number of PSUs is adjusted up or down by a maximum of 25% based upon total shareholder return compared to peers. Based on slightly below peer median performance on adjusted earnings per share growth and below peer median total stockholder return for the three-year period ended December 31, 2023, the PSUs paid out at 56% of target, which consisted of a 75% weighted payout on earnings per share growth and a -25% modifier based on total stockholder return compared to peers. All metrics for these PSUs were based on data provided by S&P Global Market Intelligence.

The table below shows how adjusted earnings per common share were calculated, dollars in thousands:

Adjusted earnings per share
For the Year Ended December 31, 2023
Adjusted Net Income (non-GAAP)	$195,818
Preferred dividends	(8,050)
Adjusted Net Income Available to Common Stockholders	$187,768

Weighted average shares outstanding-diluted	$42,791,795
Adjusted earnings per common share	$4.39
HTLF Three-Year EPS Growth	23%
Peer Median Three-Year EPS Growth	39%

In calculating the three-year earnings growth, the Compensation Committee used the same adjustments to derive Adjusted Net Income as were used to calculate Adjusted ROAA above. The rationale for these adjustments was the same, because Adjusted ROAA was in both cases used as a metric relative to peers. The peer results for earnings per share also reflect similar adjustments made by Aon as were made in the calculation of Adjusted ROAA above.

Other Compensation and Benefits. We have historically limited perquisites and other types of non-cash benefits to reinforce our pay-for-performance philosophy and to minimize expenses. Such non-cash benefits, when provided, can include use of a company-owned vehicle or a vehicle allowance, payment of country club or social club dues, and a housing allowance or reimbursement of moving expenses.

HTLF was the majority owner of a Cessna business jet until December 29, 2023, which was used to transport personnel to meetings at HTLF locations which have a large geographic spread and include difficult-to-reach locations. The aircraft was used to provide transportation for HTLF executives to business meetings, transport HTLF executives and Directors, and for business development purposes. In December 2023, pursuant to the terms of our ownership agreement with the minority owner of the aircraft, we sold our interest in the aircraft. There was no personal usage of our corporate aircraft during the year.

HTLF provides additional life insurance benefits to certain officers of HTLF, including our Named Executive Officers, under several different executive life insurance programs.

Named Executive Officers also participate in our other broad-based employee benefit programs on the same terms as similarly situated employees, including our 2016 Employee Stock Purchase Plan, health and disability insurance plans, and a defined contribution retirement savings plan. HTLF also has a non-qualified Deferred Compensation Plan that allows eligible employees to make voluntary contributions. Any non-elective Company contributions to this plan are subject to approval by the HTLF Board of Directors.

We provide severance and change in control arrangements to our Named Executive Officers that are described under “Potential Payments upon Termination or Change of Control”.

Other Key Policies

Stock Ownership Requirements. To further emphasize the importance of alignment of the interests of Directors with stockholders, in 2023 HTLF modified the stock ownership requirements applicable to Directors to require them to own stock equal to at least five times the Director cash retainer within five years of being named a Director. All Directors with more than five years of service are in compliance with this requirement, and all other Directors are expected to be in compliance by the date the requirements will be applicable to them.

In 2022 the Compensation Committee adopted stock ownership requirements applicable to all executive officers. Our CEO is required to beneficially own stock equal to five times his base salary, and other executive officers are required to beneficially own stock equal to two times their base salary. Compliance with these guidelines is required by the later of (i) five years from the adoption of the ownership requirements, or (ii) five years from the individual being named an executive officer. In calculating satisfaction of the stock ownership requirements, stock options and unvested performance-based equity awards are excluded. All executive officers either already comply, or are expected to be in compliance by the date that the requirements will be applicable to them.

Prohibition on Hedging. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange-traded options. Such hedging transactions may permit a stockholder to continue to own securities of HTLF, but without the full risks and rewards of ownership. When this situation occurs, the owner may no longer have the same objectives as HTLF’s other stockholders. Therefore, Directors and executive officers are prohibited from engaging in any such hedging transactions with regard to the equity securities of HTLF or its subsidiaries.

Restrictions on Stock Pledges. Directors and executive officers are prohibited from pledging HTLF securities as collateral, including, but not limited to, by holding any such securities in a margin account, without the prior approval of the Compensation Committee.

Clawback Policies. It is in the best interests of HTLF and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces HTLF’s pay-for-performance compensation philosophy. Accordingly, the Compensation Committee adopted a clawback policy which provides for the recoupment of performance-based cash and equity incentive compensation from certain employees, including each of our executive officers, in the event of an accounting restatement or ethical violation resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws and/or as a result of a wrongful act. All RSU and PSU agreements contain clawback provisions that allow any amount or benefit received to be canceled, recouped, rescinded, or otherwise reduced.

In 2023, HTLF also adopted a Financial Statement Compensation Recoupment Policy (the “Recoupment Policy”) to comply with the requirements of Section 10D of the Exchange Act and Section 5608 of the Nasdaq Listing Rules. The Recoupment Policy provides for the recoupment of certain executive compensation in the event of an accounting restatement of the Company resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws. This Policy is filed as Exhibit 97 to our Annual Report on Form 10-K.

Compensation and Human Capital Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that this Compensation Discussion and Analysis be included in the proxy statement for its 2024 Annual Meeting of Stockholders.

Members of the Compensation and Human Capital Committee,

Thomas L. Flynn
Jennifer K. Hopkins (Chair)
Margaret Lazo
Martin J. Schmitz
Duane E. White

Summary Compensation Table

The following table sets forth information concerning the compensation of our Named Executive Officers for the fiscal years ended December 31, 2023, 2022, and 2021.

Name & Principal Position	Year	Salary (1)	Stock Awards (2)(3)	Option Awards (4)	Non-Equity Incentive Plan Compensation	All Other Compensation (5)	Total
Bruce K. Lee	2023	$887,500	$1,351,103	$—	$386,055	$178,056	$2,802,714
President	2022	$850,000	$1,286,285	$—	$794,385	$125,208	$3,055,878
Chief Executive Officer	2021	$825,000	$1,224,086	$—	$688,567	$114,637	$2,852,290
Bryan R. McKeag	2023	$467,350	$413,311	$—	$121,054	$56,253	$1,057,968
Executive Vice President	2022	$455,013	$381,581	$—	$244,125	$50,387	$1,131,106
Chief Financial Officer	2021	$436,250	$380,819	$—	$228,974	$45,592	$1,091,635
Jay L. Kim(6)	2023	$415,000	$275,538	$—	$138,235	$40,385	$869,158
Executive Vice President, General Counsel	2022	$380,835	$241,276	$98,845	$185,352	$37,164	$943,472
Chief Administrative Officer	2021	$—	$—	$—	$—	$—	$—
David A. Prince	2023	$432,000	$324,294	$—	$169,515	$46,733	$972,542
Executive Vice President	2022	$406,000	$302,652	$103,778	$189,059	$39,604	$1,041,093
Chief Commercial Officer	2021	$396,250	$314,187	$—	$159,776	$37,063	$907,276
Kevin G. Quinn(6)	2023	$467,500	$341,242	$—	$195,356	$68,838	$1,072,936
Executive Vice President	2022	$426,667	$216,917	$108,726	$239,104	$62,110	$1,053,524
Chief Banking Officer	2021	$—	$—	$—	$—	$—	$—

(1) The amounts shown include amounts deferred at the discretion of the Named Executive Officer under our Defined Contribution Pre-Approved Plan (the “401(k) Plan”) and Deferred Compensation Plan.
(2) 60% of the stock awards made at target were PSUs and 40% were RSUs. The target level of performance is 100% for PSUs.
(3) The amounts shown represent the grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. With respect to the PSUs, the value reflected assumes that the target level of performance will be achieved; however, named executive officers may receive a maximum payout of 150% of target and an additional maximum TSR modifier of +25%. Assuming the maximum achievement of PSUs, the total value of all RSUs and PSUs granted in 2023 is: $1,770,456 for Mr. Lee; $541,604 for Mr. McKeag, $361,048 for Mr. Kim, $424,938 for Mr. Prince, and $447,145 for Mr. Quinn. See the discussion of equity awards in Note 15 of our financial statements for the year ended December 31, 2023, contained in our Annual Report on Form 10-K, for all assumptions made in the valuation of the RSUs and PSUs.

(4) The amounts shown represent the grant date fair value of stock options computed in accordance with FASB ASC Topic 718. See the discussion of equity awards in Note 15 of our financial statements for the year ended December 31, 2023, contained in our Annual Report on Form 10-K, for all assumptions made in the valuation of the stock options.

(5) The elements of “All Other Compensation” include company contributions to our 401(k) Plan, our non-qualified Deferred Compensation Plan, and payment of executive life insurance premiums for certain executives. For Mr. Lee, it also includes payment of an auto allowance, relocation expenses and executive health benefits for 2023. For Mr. Quinn, it also includes payment of an auto allowance, club dues and executive health benefits for 2023. The table on the following page sets forth these amounts for each Named Executive Officer.

(6) Messrs. Kim and Quinn became Named Executive Officers in 2022.

The table below sets forth the components of All Other Compensation during 2023:

Name	Employer Contributions to 401(k) Plan	Employer Contributions to Non-Qualified Deferred Compensation Plan	Executive Split-Dollar Life Insurance Program	Perquisites(1)	Total
Bruce K. Lee	$25,122	$100,470	$2,807	$49,657	$178,056
Bryan R. McKeag	$25,122	$28,324	$2,807	$—	$56,253
Jay L. Kim	$12,422	$27,963	$—	$—	$40,385
David A. Prince	$25,122	$21,611	$—	$—	$46,733
Kevin G. Quinn	$25,122	$20,074	$3,329	$14,546	$68,839

(1) Mr. Lee received a $15,000 auto allowance in 2023, $3,725 in executive health benefits and $17,393 in reimbursement for expenses related to his relocation and $13,538 in tax gross-ups related to the reimbursement of relocation expenses. Mr. Quinn received a $12,000 auto allowance, $5,768 of club dues and $2,546 in executive health benefits in 2023. Each other Named Executive Officer received perquisites totaling less than $10,000 and, accordingly, those amounts are not included in this table as permitted by SEC rules.

Grants of Plan-Based Awards

The following table sets forth certain information concerning grants of plan-based awards made during 2023 to the Named Executive Officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities/ Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Bruce K. Lee
Annual Incentive		$337,500	$900,000	$1,687,500
PSUs	02/28/23				5,830	15,546	29,149				$838,707
RSUs	02/28/23							10,364			$512,396
Bryan R. McKeag
Annual Incentive		$105,829	$282,210	$529,144
PSUs	02/28/23				1,783.5	4,756	8,918				$256,586
RSUs	02/28/23							3,170			$156,725
Jay L. Kim
Annual Incentive		$94,500	$252,000	$472,500
PSUs	02/28/23				1,189	3,170	5,944				$171,022
RSUs	02/28/23							2,114			$104,516
David A. Prince
Annual Incentive		$107,250	$286,000	$536,250
PSUs	02/28/23				1,399	3,731	6,996				$201,287
RSUs	02/28/23							2,488			$123,007
Kevin G. Quinn
Annual Incentive		$140,625	$375,000	$703,125
PSUs	02/28/23				1,472	3,926	7,361				$211,808
RSUs	02/28/23							2,618			$129,434

(1) The amounts shown represent possible annual incentive cash awards that could have been earned in 2023. HTLF’s annual incentive program (including the applicable performance targets) is described in the section entitled “Annual Cash Incentive Awards” in the Compensation Discussion and Analysis above. Threshold amounts are calculated as the threshold performance for each component metric with the maximum negative ROAA modifier applied. The actual payments under this program are shown in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above.

(2) The amounts shown represent PSUs granted in 2023. Threshold performance represents the lowest achievement with respect to EPS growth and the maximum negative adjustment based on TSR compared to peers. HTLF’s 2023 PSU grants (including the applicable performance targets and vesting schedules) are described in the section entitled “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis above.

(3) The amounts shown represent RSUs granted in 2023. HTLF’s 2023 RSU grants (including the applicable vesting schedules) are described in the section entitled “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis above.

(4) The amounts shown represent the grant date fair value of RSUs, PSUs and stock options computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning outstanding stock options, RSUs and PSUs held as of December 31, 2023, by the Named Executive Officers:

	Stock Options					Stock Awards
											Equity Incentive Plan Awards:
Name	Grant Date	Vested (#)	Unvested (#)(1)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(2)	Grant Date	Number of unearned shares, units that have not vested (#)		Market or payout value of unearned shares or units that have not vested ($)(2)
Bruce K. Lee						2/28/23	10,364	(3)	$389,790	2/28/23	15,546	(5)	$584,685
						3/15/22	6,853	(3)	257,741	3/15/22	15,420	(6)	579,946
						3/16/21	3,187	(3)	119,863
						3/16/21	14,054	(4)	528,571
Bryan R. McKeag						2/28/23	3,170	(3)	119,224	2/28/23	4,756	(5)	178,873
						3/15/22	2,033	(3)	76,461	3/15/22	4,574	(6)	172,028
						3/16/21	993	(3)	37,347
						3/16/21	4,372	(4)	$164,431
Jay L. Kim	12/01/22	1,613	4,839	$48.79	12/1/32	2/28/23	2,114	(3)	79,508	2/28/23	3,170	(5)	119,224
						3/15/22	753	(3)	28,320	3/15/22	1,693	(6)	63,674
						8/1/22	1,584	(7)	59,574
						3/16/21	312	(3)	11,734
						3/16/21	769	(4)	51,676
David A. Prince	12/01/22	1,693	5,081	48.79	12/1/32	2/28/23	2,488	(3)	93,574	2/28/23	3,731	(5)	140,323
						3/15/22	1,613	(3)	60,665	3/15/22	3,628	(6)	136,449
						3/16/21	819	(3)	30,803
						3/16/21	3,607	(4)	$135,659
Kevin G. Quinn	12/01/22	1,775	5,322	48.79	12/1/32	2/28/23	2,618	(3)	98,463	2/28/23	3,926	(5)	147,657
						3/15/22	1,156	(3)	43,477	3/15/22	2,600	(6)	97,786
						3/16/21	425	(3)	15,984
						3/16/21	1,874	(4)	70,481

(1) Awards of stock options become exercisable in four equal annual installments from the date of grant, subject generally to the continued employment of the executive officer.
(2) Market values for outstanding RSUs and PSUs are based on $37.61 per share, the closing price of HTLF shares of common stock on December 29, 2023 (the last trading day of the year).
(3) Reflects RSUs that vest in three equal installments on March 21st in the first, second and third years following the grant date, subject to the continued employment of the executive officer.
(4) Reflects PSUs with a performance period of 2021-2023. The final award calculation was 56%, and these awards vested on March 18, 2024.
(5) Reflects PSUs assuming target performance, with a performance period of 2023-2025. Final award determination and vesting will be made after the completion of the 2025 performance year, generally subject to continued employment of the executive officer.

(6) Reflects PSUs assuming target performance, with a performance period of 2022-2024. Final award determination and vesting will be made after the completion of the 2024 performance year, generally subject to continued employment of the executive officer.

(7) Reflects RSUs that vest in three equal installments on August 1st, 2023, March 21, 2024, and March 21, 2025, subject to the continued employment of the executive officer.

Option Exercises and Stock Vested

There were no options exercised in 2023. The following table sets forth certain information concerning RSUs and PSUs that vested during 2023 for the named executive officers:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Bruce K. Lee	20,471	$937,798
Bryan R. McKeag	5,947	271,520
Jay L. Kim	1,469	53,198
David A. Prince	4,886	223,362
Kevin G. Quinn	2,664	120,499

(1) The amounts in this column were calculated by multiplying the number of vested shares by the closing price per share of HTLF common stock on the dates the shares vested.

Non-qualified Deferred Compensation

Our Deferred Compensation Plan is a non-qualified plan that provides eligible employees, including the Named Executive Officers, with the general opportunity to defer up to 75% of their base compensation and up to 100% of their annual cash incentive awards earned during a year. HTLF may, from time to time in its sole and absolute discretion, credit contributions to any participant, which will be done for all participants on the same basis.

Participants’ deferred cash accounts earn a daily rate of return that tracks the investment return achieved under participant-selected investment funds, all of which are offered to participants in our 401(k) Plan. The table below represents the investment funds that were available and the respective rate of return for 2023. Participants are able to change their investment allocation on any business day.

Fund Name	2023 Rate of Return	Fund Name	2023 Rate of Return
Money Market Taxable	5.08%	High-Yield Bond	13.12%
Short-Term Bond	5.75%	Emerging Markets Bond	12.09%
Inflation-Protected Bond	3.79%	Intermediate Core Bond	5.70%
Intermediate Core Plus Bond	6.00%	Global Bond	2.72%
Allocation 30-50% Equity	7.10%	Mid-Cap Value	16.77%
Large Value	9.26%	Small Blend	15.99%
Large Blend	26.25%	Foreign Large Blend	15.52%
Mid-Cap Growth	20.26%	Large Growth	36.25%
Foreign Small/Mid Growth	12.73%	Foreign Large Growth	16.05%
Commodities Broad Basket	(7.36)%	Diversified Emerging Markets	16.49%
Allocation 50-70% Equity	21.59%	Real Estate	11.51%

At the time of the deferral election, participants must also select a distribution date and form of distribution:

*	Participants may not receive distributions for at least one year following the date on which the cash otherwise would have been paid out, except in the case of termination, retirement or death as described below.
*	Participants who are active employees may elect to receive distributions in a single payment or up to five annual installments, with a minimum deferral period of three years.
*	Upon termination other than for retirement or death, a participant’s deferred compensation payable in a lump sum will be paid out upon the later of January 1st of the calendar year following separation or the last business day of the sixth month following separation.
*	In connection with a participant’s retirement or separation from service, he or she may elect to receive distributions in a single payment or up to ten annual installments.
*	Upon the death of a participant, all remaining vested account balances will be paid to his or her beneficiary in a single lump sum no later than December 31st of the calendar year following the year of the participant’s death.

Non-qualified Deferred Compensation
Name	Balance at 1/1/2023	2023 Executive Contributions(1)	2023 Plan Earnings(2)	2023 Employer Contributions(3)	Balance at 12/31/2023(4)
Bruce K. Lee	$736,468	$327,065	$195,877	$100,470	$1,359,880
Bryan R. McKeag	$1,084,454	$404,563	$68,862	$28,324	$1,586,203
Jay L. Kim	$76,061	$57,820	$12,057	$27,963	$173,901
David A. Prince	$1,048,709	$206,594	$111,829	$21,611	$1,388,743
Kevin G. Quinn	$209,817	$70,661	$31,606	$20,074	$332,158

(1) The amounts in this column are included in the “Salary” column in the Summary Compensation Table for 2023.
(2) The amounts in this column are not included in the “Salary” column in the Summary Compensation Table for 2023.
(3) The amounts in this column are included in the “All Other Compensation” column in the Summary Compensation Table for 2023.
(4) The amounts of $657,252, $1,075,364, $34,050, $1,057,296, and $59,204 with respect to Messrs. Lee, McKeag, Kim, Prince, and Quinn, respectively, were reported in the Summary Compensation Table in prior years.

Potential Payments upon Termination or Change in Control

As described below, we provide for certain payments and benefits upon death, disability, retirement or involuntary termination without cause (not in connection with a change in control). We have also entered into change of control agreements with our Named Executive Officers that provide for certain payments and benefits upon involuntary termination without cause or voluntary termination with good reason, in each case in connection with a change in control. In the face of corporate changes, we believe these arrangements help ensure the continuity of our management and staff, allow them to function more objectively and in a manner that is in the best interests of stockholders.

Payments Made Upon Death. HTLF has a Split-Dollar Life Insurance Plan and an Executive Supplemental Life Insurance Plan (collectively, the “Insurance Plans”) that provide death benefits to the designated beneficiaries of the officers who have been enrolled in the Insurance Plans. Participation in the Insurance Plans is limited to persons in the position of Executive Vice President, or higher, with at least three years of service. The combined death benefit under the Insurance Plans is the lesser of (1) $1,000,000; (2) two times current compensation at the time of termination (salary plus cash incentive and commissions); or (3) 100% of the difference between total death proceeds payable under the policy and the cash surrender value of the policy. For those participants who entered the Insurance Plans in 2008 or later (which includes all of our Named Executive Officers), this benefit continues for the officer when employment has terminated as a result of disability or a change in control. In January 2020, the Compensation Committee determined that no additional Split-Dollar Life Insurance purchases would be made.

The terms of our 2021 PSU agreements provide that, upon termination due to death or disability, unearned units would continue to remain outstanding until the date the Compensation Committee determines the number of PSUs earned, upon which date the earned PSUs would vest. For PSUs granted in 2022 and 2023, the awards would immediately vest at target performance. The terms of our RSU agreements provide that, upon termination due to death, all unvested RSUs immediately vest.

Payments Made Upon Disability. Long-term disability (“LTD”) coverage is provided to all full-time employees on the first of the month following hire date and is based upon eligible earnings and age. This benefit is employer paid and the benefits are tax-free when received by the participant.

As noted above, our RSU and PSU agreements make the same provision for vesting related to disability as they do with respect to death.

Payments Made Upon Retirement. Upon a Qualifying Retirement, as defined below, unearned PSU awards, other than those made in 2022, will continue to remain outstanding until the date the Compensation Committee determines the number of PSUs earned, upon which date the earned PSUs will vest in the full amount that would have vested had they been employed through the end of the performance period. For awards of PSUs made in 2022, upon a Qualifying Retirement a pro-rated portion of the award will immediately vest in an amount based on performance through the end of the last fiscal quarter preceding the Qualifying Retirement. RSUs will vest in full as of the date of termination of service in the case of a Qualifying Retirement. A Qualifying Retirement is defined as reaching age 62 and having provided at least five years of service to HTLF, provided that retirees must execute a waiver of claims against HTLF, covenant not to compete with HTLF, and agree to maintain the confidentiality of our information, as a condition to acceleration. As of December 31, 2023, Messrs. Lee, McKeag and Quinn were eligible for a Qualifying Retirement.

Payments Made Upon Involuntary Termination without Cause (Not in Connection with a Change in Control). Although our RSU and PSU awards are generally forfeited upon termination other than in connection with a change in control, they do provide for accelerated vesting upon involuntary termination without Cause in certain limited circumstances, such as a branch closure or a Company-wide reduction in force, for those employees who have at least five years of service, have reached the age of 60, and who (i) execute a waiver of claims against HTLF, (ii) covenant not to compete with HTLF, and (iii) agree to maintain the confidentiality of our information. As of December 31, 2023, Messrs. Lee, McKeag, and Quinn would qualify for accelerated vesting of their RSUs and PSUs under these circumstances. Under these limited circumstances, upon involuntary termination without Cause, as defined below, unearned PSU awards would continue to remain outstanding until the date the Compensation Committee determines the number of PSUs earned, upon which date the earned PSUs would vest. Earned RSUs would vest immediately upon termination.

Payments Made Upon Qualifying Termination in Connection with a Change of Control. As of December 31, 2023, each Named Executive Officer was party to a Change of Control Agreement (a “CIC Agreement”). The CIC Agreements provide that, if the executive officer’s employment is terminated by HTLF other than for “Cause,” death or disability, or is terminated by the officer for “Good Reason,” within six months prior to, or 24 months after, a “Change of Control” of HTLF, then the executive officer is entitled to a special severance payment. The severance payment is equal to a severance multiple times the sum of (1) the executive officer’s salary, plus (2) the average of the three most recent bonuses paid to the executive officer. For Messrs. Lee and McKeag, the severance multiple is three times, and for Messrs. Kim, Prince, and Quinn, it is two times. The CIC Agreements also provide for payment of earned or accrued salary, PTO and sick time, and continuation of health and welfare benefits with no employee contribution after termination for 12 months for Messrs. Kim, McKeag, Prince, and Quinn, and 18 months for Mr. Lee and for out-placement services or training in an amount not to exceed 25% of base annual compensation.

The CIC Agreements do not provide for the payment of “gross-ups” to cover any applicable federal or state taxes but instead provide that applicable taxes, if owed, will be paid by the officers covered under the agreements and if any payments under the agreements would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, the aggregate amount due under the agreement will be reduced to one dollar less than the amount that would cause an excess parachute payment.

The CIC Agreements generally define “Cause” as (1) the continued willful failure, after 20 days’ notice, to perform employment obligations, (2) conviction of, or pleading of nolo contendere to, a felony or a crime of embezzlement or fraud, (3) termination resulting from a violation of HTLF’s harassment or related policies, (4) breach of fiduciary responsibility, or (5) an act of dishonesty that materially injures HTLF. “Good Reason” under the agreements is generally defined to include (subject to certain notice and cure provisions) (1) a material and adverse diminution in the nature, scope or status of the officer’s position, including a failure to continue in the position as an executive officer of a public company, (2) a material reduction in base compensation, (3) a relocation of the primary place of employment by more than 50 miles or a material increase in travel obligations, (4) a failure by the acquiring entity to assume the agreement or to comply with the agreement, or (5) a material breach of the agreement. A “Change of Control” is generally defined in the agreements to include: (1) the acquisition by a person of 51% or more of HTLF’s voting securities; (2) the election of persons to constitute a majority of the Board who were not nominated by our Board or one of its committees; (3) the consummation of a merger where the prior stockholders do not hold at least 51% of the resulting entity; or (4) the liquidation or dissolution of HTLF.

Our RSU and PSU agreements contain terms that provide that, if the obligations under those agreements are not assumed by a successor, the awards will immediately vest upon a change of control. If assumed by a successor, our award agreements provide for “double-trigger” vesting, such that awards will accelerate only if the executive officer’s employment terminates within six months prior to, or 24 months after, a change of control of HTLF with PSUs vesting at target performance achievement.

Payments Made Upon Termination for Any Other Reason. Except for the payments and benefits described above, no additional payments or benefits will accrue or be paid upon termination of a named executive officer other than any prorated bonus, accrued vacation pay and Deferred Compensation Plan contributions and earnings.

The following table shows the value of potential payments and benefits to the Named Executive Officers upon involuntary termination, disability, death, retirement, or in connection with certain terminations related to a change in control of HTLF. The amounts shown assume that termination was effective as of December 29, 2023, the last business day of the fiscal year, and are estimates of the amounts that would be paid to the executives upon termination in addition to the base salary and other compensation earned by the executives during 2023. Because the calculations in the table are based upon SEC disclosure rules and made as of a specific date, there can be no assurance that an actual change of control, if one were to occur, would result in the same or similar compensation being paid, and the actual amounts to be paid can only be determined at the actual time of an executive’s termination.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Name	Type of Payment	Payments Upon Death	Payments Upon Disability	Payments Upon Retirement(1)	Termination Payments Following Change of Control(2)	Involuntary Termination Without Cause (Not Following a Change of Control)(7)
Bruce K. Lee	Disability Benefit(3)	$—	$420,000	$—	$—	$—
	Cash Severance(4)	$—	$—	$—	$4,847,470	$—
	Continued Health/Welfare Benefits(4)	$—	$—	$—	$14,045	$—
	Out-Placement Counseling(5)	$—	$—	$—	$395,735	$—
	Value of Acceleration of Stock Awards(6)	$2,460,596	$2,460,596	$2,267,280	$2,460,596	$2,460,596
	Group Term Life Insurance	$500,000	$—	$—	$—	$—
	Split-Dollar Life Insurance	$1,000,000	$—	$—	$—	$—
Bryan R. McKeag	Disability Benefit(3)	$—	$412,392	$—	$—	$—
	Cash Severance(4)	$—	$—	$—	$2,159,845	$—
	Continued Health/Welfare Benefits(4)	$—	$—	$—	$9,364	$—
	Out-Placement Counseling(5)	$—	$—	$—	$172,223	$—
	Value of Acceleration of Stock Awards(6)	$748,364	$748,364	$691,027	$748,364	$748,364
	Group Term Life Insurance	$500,000	$—	$—	$—	$—
	Split-Dollar Life Insurance	$1,000,000	$—	$—	$—	$—
Jay L. Kim	Disability Benefit(3)	$—	$330,048	$—	$—	$—
	Cash Severance(4)	$—	$—	$—	$1,156,439	$—
	Continued Health/Welfare Benefits(4)	$—	$—	$—	$10,711	$—
	Out-Placement Counseling(5)	$—	$—	$—	$142,536	$—
	Value of Acceleration of Stock Awards(6)	$413,710	$413,710	$—	$413,710	$—
	Group Term Life Insurance	$500,000	$—	$—	$—	$—
	Split-Dollar Life Insurance	$—	$—	$—	$—	$—
David A. Prince	Disability Benefit(3)	$—	$340,668	$—	$—	$—
	Cash Severance(4)	$—	$—	$—	$1,218,292	$—
	Continued Health/Welfare Benefits(4)	$—	$—	$—	$24,981	$—
	Out-Placement Counseling(5)	$—	$—	$—	$150,171	$—
	Value of Acceleration of Stock Awards(6)	$597,472	$597,472	$—	$597,472	$—
	Group Term Life Insurance	$500,000	$—	$—	$—	$—
	Split-Dollar Life Insurance	$—	$—	$—	$—	$—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Name	Type of Payment	Payments Upon Death	Payments Upon Disability	Payments Upon Retirement(1)	Termination Payments Following Change of Control(2)	Involuntary Termination Without Cause (Not Following a Change of Control)(7)
Kevin G. Quinn	Disability Benefit(3)	$—	$357,228	$—	$—	$—
	Cash Severance(4)	$—	$—	$—	$1,440,446	$—
	Continued Health/Welfare Benefits(4)	$—	$—	$—	$28,830	$—
	Out-Placement Counseling(5)	$—	$—	$—	$169,321	$—
	Value of Acceleration of Stock Awards(6)	$473,848	$473,848	$441,252	$473,848	$473,848
	Group Term Life Insurance	$500,000	$—	$—	$—	$—
	Split-Dollar Life Insurance	$1,870,000	$—	$—	$—	$—

(1) For the purposes of the Value of Acceleration of Stock Awards row of this column, it has been assumed that all shares will be earned at target even those which as described above continue to be subject to the earning provisions as if the officer had continued employment with HTLF.
(2) Reflects the vesting of PSUs based on Target performance in accordance with the terms of the PSU awards.
(3) The disability benefit is shown as the annual maximum benefit available to each executive.
(4) Cash severance will be paid in a single lump sum for each executive officer. The amount shown for each person does not reflect any adjustment that would be made in the event that any payment or distribution of any type would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended. The Change of Control Agreements also provide for continuation of health and welfare benefits after termination for 12 months for Messrs. Kim, McKeag, Prince, and Quinn, and 18 months for Mr. Lee.

(5) The amounts reflected are the maximum amounts allowed and are to be paid in the form of either (i) reimbursement of the expenses incurred for out-placement counseling within the 12-month period following the employment termination date, or (ii) a pre-paid executive level program.
(6) The amounts reflect the value of acceleration in the vesting of RSUs, PSUs and stock options and were determined by multiplying the number of shares that would vest (assuming target performance for all PSUs) by $37.61, the closing market price of a share of our common stock on December 29, 2023.
(7) The amounts reflect the value of acceleration in the vesting of RSUs and PSUs in the case of a termination in connection with a branch closure or a Company-wide reduction in force. As described above, RSUs and PSUs would otherwise be forfeited upon an involuntary termination other than in connection with a change of control.

Pay Ratio Disclosure
The following pay ratio and supporting information compares the annual total compensation of our employees other than our CEO (including full-time, part-time and temporary employees) and the annual total compensation of our CEO, as required by Section 953(b) of the Dodd-Frank Act.

For 2023, our last completed fiscal year, the total compensation of the median employee of our Company (other than our CEO) was $75,232, and the annual total compensation of Bruce Lee, our CEO, was $2,802,714.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 37.3 to 1.

To determine the pay ratio and our median employee, we determined that as of December 31, 2023, our employee population consisted of approximately 1,923 individuals located in the United States. This population consisted of our full-time, part-time and temporary employees.

To identify the median employee, we utilized Box 5 wages for medicare purposes for 2023, excluding our CEO. We then took the identified employee and calculated their compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in total compensation of $75,232. The median employee’s annual total compensation includes salary received in 2023, annual incentive payment received for 2023, and Company-paid 401(k) Plan match and non-discriminatory discretionary contributions made during 2023.

With respect to the CEO, we used the total annual compensation for Mr. Lee as calculated for the Summary Compensation Table. Any adjustments, estimates and assumptions used to calculate total annual compensation are described in footnotes to the Summary Compensation Table.

This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on our payroll and employment records and the methodology described above. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE DISCLOSURE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and non-PEO Named Executive Officers (“NEO”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Bruce K. Lee(1) ($)	Compensation Actually Paid to Bruce K. Lee [1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs [1,2,3] ($)	Value of Initial Fixed $100 Investment based on: (4)		Net Income ($ Millions)	PPNR(5) ($ Millions)
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$2,802,714	$1,517,438	$993,151	$681,297	$83.79	$96.65	$79.9	$276.6
2022	$3,055,878	$2,675,277	$1,042,299	$1,134,119	$100.07	$97.52	$212.2	$295.7
2021	$2,852,290	$3,100,827	$1,041,819	$1,112,786	$106.17	$124.06	$219.9	$265.7
2020	$2,245,882	$2,372,655	$854,562	$866,117	$83.03	$89.68	$137.9	$241.1

(1) Bruce K. Lee was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year are as follows: 2023-Bryan R. McKeag, David A. Prince, Kevin G. Quinn and Jay L. Kim; 2022-Bryan R. McKeag, Jay L. Kim, David A. Prince, and Kevin G. Quinn; 2021-Lynn B. Fuller, Bryan R. McKeag, David A. Prince, and Daniel C. Stevens; 2020-Lynn B. Fuller, Bryan R. McKeag, David A. Prince, and Daniel C. Stevens.

(2) The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3) Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Amounts shown in the Exclusion of Stock Awards and Option Awards columns below are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table contained in our Proxy Statement for the respective reporting year. Amounts in the Inclusion of Equity Values below are not reported elsewhere and have been calculated in accordance with FASB ASC Topic 718.

Year	Summary Compensation Table Total for Bruce K. Lee ($)	Exclusion of Stock Awards and Option Awards for Bruce K. Lee ($)	Inclusion of Equity Values for Bruce K. Lee ($)	Compensation Actually Paid to Bruce K. Lee ($)
2023	$2,802,714	$(1,351,103)	$65,827	$1,517,438
2022	$3,055,878	$(1,286,285)	$905,684	$2,675,277
2021	$2,852,290	$(1,224,086)	$1,472,623	$3,100,827
2020	$2,245,882	$(823,760)	$950,533	$2,372,655

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	$993,151	$(338,596)	$26,742	$681,297
2022	$1,042,299	$(363,444)	$455,264	$1,134,119
2021	$1,041,819	$(341,049)	$412,016	$1,112,786
2020	$854,562	$(187,636)	$199,191	$866,117

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year that Remain Unvested as of Last Day of Year for Bruce K. Lee ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Bruce K. Lee ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Bruce K. Lee ($)	Total-Inclusion of Equity Values for Bruce K. Lee ($)
2023	$951,623	$(800,314)	$85,482	$65,827
2022	$1,165,725	$(260,018)	$(23)	$905,684
2021	$1,184,798	$187,350	$100,475	$1,472,623
2020	$990,077	$460	$(40,004)	$950,533

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Total-Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	$238,485	$(183,921)	$(27,822)	$26,742
2022	$500,718	$(46,425)	$971	$455,264
2021	$330,103	$44,002	$37,911	$412,016
2020	$225,519	$(5,286)	$(21,042)	$199,191

In calculating the Inclusion of Equity Values in the preceding tables, we value performance awards with a market condition using a Monte Carlo simulation model; this methodology differs from the manner in which we calculated the value on the date of grant in the relevant Grants of Plan-Based Awards tables and Summary Compensation Tables.

(4) The Peer Group TSR set forth in this table utilizes the KBW Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the KBW Nasdaq Bank Index, respectively. Historical stock performance in not necessarily indicative of future stock performance.

(5) We determined adjusted core pre-provision pre-tax net revenue (“PPNR”) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2023. See the reconciliation of our comparable GAAP financial measures to PPNR in the table below.

The table below shows how PPNR was calculated, dollars in thousands:

Reconciliation of Non-GAAP Measure-Adjusted Core Pre-Provision Pre-Tax Net Revenue
	For the Year Ended December 31,
	2023	2022	2021	2020
Net income (GAAP)	$79,920	$212,280	$219,923	$137,938
Provision (benefit) for credit losses	21,707	15,370	(17,575)	67,066
Income taxes	16,857	55,573	55,335	36,053
Pre-provision pre-tax revenue	118,484	283,223	257,683	241,057
Security losses, net	141,539	—	—	—
FDIC special assessment	8,145	—	—	—
(Gains)/losses on sales/valuations of assets, net	(77)	—	—	—
Partnership investment in tax credit projects	5,401	5,040	6,303	—
Acquisition, integration and restructuring costs	3,066	7,586	—	—
IT project write-offs	—	—	1,743	—
Adjusted core pre-provision pre-tax net revenue (non-GAAP)	$276,558	$295,849	$265,729	$241,057

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years, and the Peer Group TSR over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid vs. Company TSR
Compensation Actually Paid ($ Millions)
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$—
Company TSR (FYE 2019 Indexed to $100)
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$—
$100.0
$100.0
$89.68
$83.03
$124.06
$106.17
$97.52
$100.07
$96.65
$83.79
$0.9
$2.4
$1.1
$3.1
$1.1
$2.7
$0.7
$1.5
2019
2020
2021
2022
2023
Fiscal Year
Average Non-PEO NEO Compensation Actually Paid
Bruce K. Lee Compensation Actually Paid
Heartland Financial USA, Inc. TSR
KBW Nasdaq Bank Index TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($ Millions)
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$—
Net Income ($ Millions)
$250.0
$200.0
$150.0
$100.0
$50.0
$—
$137.9
$219.9
$212.2
$79.9
$2.4
$0.9
$3.1
$1.1
$2.7
$1.1
$1.5
$0.7
2020
2021
2022
2023
Fiscal Year
Bruce K. Lee Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Heartland Financial USA, Inc., Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of the Compensation Actually Paid to our Non-PEO NEOs, and our PPNR during the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid vs. PPNR
Compensation Actually Paid ($ Millions)
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$—
PPNR ($ Millions)
$300.0
$275.0
$250.0
$225.0
$2.4
$0.9
$241.1
$3.1
$1.1
$265.7
$2.7
$1.1
$295.7
$1.5
$0.7
$276.6
2020
2021
2022
2023
Fiscal Year
Bruce K. Lee Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
PPNR

Below are the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2023 to Company performance. The measures are not ranked.

*	EPS Growth
*	Loan Growth
*	Noninterest Income
*	PPNR
*	Return on Average Assets
*	Total Stockholder Return

RELATED PERSON TRANSACTIONS

Directors and officers of HTLF and their associates, were customers of and had banking transactions with HTLF Bank, and/or one of our banking subsidiaries that merged into HTLF Bank (each a “Predecessor Bank”) during 2023. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements, certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. All loans subject to regulatory approval requirements are approved by the board of directors of HTLF Bank (or were approved by the Predecessor Bank). For such purposes, a “related person” includes any officer or director, or any nominee for director, of HTLF, any holder of 5% or more of our common stock, or any immediate family member of those persons. In addition to such lending transactions, we engaged in the following transactions with named executive officers, directors and members of their families during the past fiscal year:

Michael Lee served as Associate Director of Capital Markets in 2023. In 2023, Mr. Lee received base pay of $140,000, incentive compensation of $32,692, other benefits of $23,526, and an employer contribution to his 401(k) account of $13,147. Mr. Lee is the son of HTLF’s director, President and Chief Executive Officer, Bruce K. Lee. This compensation was consistent with compensation to similarly-situated employees.

PROPOSAL 4	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	☑	The Board of Directors recommends that you vote your shares FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

A representative of KPMG LLP is expected to attend the meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of our independent registered public accounting firm is not ratified, the Audit Committee of the Board of Directors will consider, but retains sole authority over, the matter of the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the Board that they be included in our Annual Report on Form 10-K.

The Audit Committee has:

*	reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2023, with management and KPMG LLP, our independent registered public accounting firm;
*	discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and
*	received the written disclosures and the letter from KPMG LLP, in accordance with the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with KPMG LLP its independence.

Based on the foregoing review and discussions with management and KPMG LLP, the Audit Committee has recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Members of the Audit Committee,
Robert B. Engel
Thomas L. Flynn
Jennifer K. Hopkins
Susan G. Murphy (Chair)
Opal G. Perry
Kathryn Graves Unger

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has served as our independent registered public accounting firm since 1994, and our Audit Committee has selected KPMG LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2024.

The aggregate fees billed for each of the last two fiscal years for professional services rendered by KPMG LLP were as follows:

	Fiscal Year 2023	Fiscal Year 2022
Audit Fees	$1,669,500	$1,510,000
Audit-Related Fees	63,000	62,500
Tax Fees	171,925	334,109
All Other Fees	4,000	2,500
Total	$1,908,425	$1,909,109

“Audit Fees” were related to KPMG LLP’s work in performing the integrated audit of our consolidated annual financial statements and the internal control attestation reports related to the Federal Deposit Insurance Corporation Improvement Act, review of interim quarterly financial statements included in our Form 10-Q reports, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” in 2023 and 2022 related to services rendered in connection with compliance with the requirements of the U.S. Department of Housing and Urban Development (“HUD”). Additionally, the 2022 Audit-Related fees include filings with SEC on Form S-3 registration statements and services rendered in connection with Uniform Single Attestation Program.

“Tax Fees” include corporate tax compliance, planning and advisory services. Of the 2023 and 2022 tax fees, tax compliance fees totaled $100,000 and $173,000, respectively.

“All Other Fees” were incurred in connection with HTLF obtaining access to KPMG LLP’s electronic accounting research tool and accounting disclosure checklist tool.

The Audit Committee, after consideration of these matters, does not believe that the rendering of these services by KPMG LLP is incompatible with maintaining their independence as our independent registered public accounting firm.

Audit Committee Pre-Approval Policy

Among other things, the Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has adopted a policy requiring pre-approval of any services to be paid to the independent registered public accounting firm before work begins, regardless of dollar amount. Pre-approval may come from the full Audit Committee or its Chair; however, the Chair shall present for ratification all services by such firm at the next regularly scheduled Audit Committee meeting. All of the fees earned by KPMG LLP described above were attributable to services pre-approved or ratified by the Audit Committee.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies on the enclosed proxy card will vote in accordance with his or her judgment.

Sincerely,

John K. Schmidt	Bruce K. Lee
Chairman	President and CEO

Denver, Colorado	Denver, Colorado
April 9, 2024	April 9, 2024

ALL STOCKHOLDERS ARE URGED TO SUBMIT THEIR PROXIES PROMPTLY

Annex A

HEARTLAND FINANCIAL
2024 LONG-TERM INCENTIVE PLAN

Article 1
INTRODUCTION

Section 1.1 Purpose, Effective Date and Term. The purpose of this Heartland Financial 2024 Long-Term Incentive Plan is to promote the long-term financial success of Heartland Financial USA, Inc. and its Subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Stockholders. The Plan was adopted by the Board on March 19, 2024. The Plan shall be subject to approval by the Stockholders of the Company at the annual meeting of Stockholders of the Company to be held on May 22, 2024, and the Plan shall be effective as of the date of such Stockholder approval (the “Effective Date”). The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the 10-year anniversary of the Effective Date.

Section 1.2 Participation. Each employee and director of, and service provider to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the terms of the Plan shall be a "Participant" in the Plan. Award recipients shall be limited to employees and directors of, and service providers to, the Company and its Subsidiaries; provided, however, that an Award (other than an Award of an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee, director or service provider, provided that such Award does not become vested or exercisable prior to the date such individual commences such services. An eligible Participant must be a natural person, and may only be granted an Award in connection with the provision of services not related to capital raising or promoting or maintaining a market for the Shares.

Section 1.3 Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

Article 2
AWARDS

Section 2.1 General. Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the terms of the Plan and such additional terms as the Committee may provide with respect to such Award and as may be evidenced in the Award Agreement. Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing award under the Plan, any other plan of the Company or a Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a

Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:

(a)    Stock Options. A stock option represents the right to purchase Shares at an exercise price established by the Committee. Any stock option may be either an incentive stock option (an "ISO") that is intended to satisfy the requirements applicable to an "incentive stock option" described in Code Section 422(b) or a nonqualified stock option that is not intended to be an ISO; provided, however, that no ISOs may be (i) granted after the 10-year anniversary of the earlier of the Board or Stockholder approval of the Plan or (ii) granted to a non-employee, and provided, further, that to the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options. Unless otherwise specifically provided by its terms, any stock option granted under the Plan shall be a nonqualified stock option. All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option. In addition, any ISO granted under the Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.

i

(b)    Stock Appreciation Rights. A stock appreciation right (an "SAR") is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of: (i) the Fair Market Value at the time of exercise of the SAR; over (ii) an exercise price established by the Committee.

(c)    Stock Awards. A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both) in the future. Such Awards may include bonus shares, performance shares, performance units, restricted stock, restricted stock units ("RSUs") or any other equity-based Award as determined by the Committee. No Award issued under this Section 2.l(c) shall contain a purchase option right or an option-like exercise feature.

Section 2.2 Exercise of Stock Options and SARs. A stock option or SAR shall be exercisable in accordance with such terms as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than 10 years after its grant date (five years in the case of an ISO with respect to a 10% Stockholder). The exercise price of each stock option and SAR shall be not less than 100% of the Fair Market Value on the grant date (or, if greater, the par value of a Share); provided, however, that the exercise price of an ISO shall be not less than 110% of Fair Market Value on the grant date in the case of a 10% Stockholder; provided, further, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options or SARs granted in replacement of existing awards held by an employee, director or service provider granted by an acquired entity. The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) payment through a net exercise such that, without the payment of any funds for such exercise, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on such date as is determined by the Committee) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified or cashiers' check; or (e) by any combination thereof.

Section 2.3 Dividends and Dividend Equivalents. Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award, which payments may be made currently or credited to an account for the Participant, may be settled in cash or Stock and may be subject to terms similar to the underlying Award. Notwithstanding the foregoing, (i) no dividend equivalents shall be granted in connection with the grants of stock options, SARs or other Awards the value of which is based solely on an increase in the value of the Shares after the date of grant of such Award and
(ii) dividend and dividend equivalent amounts with respect to any Share underlying any other Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied, waived or lapsed.

Section 2.4 Vesting and Forfeiture of Awards; Minimum Vesting.

(a)    Awards shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. For purposes of clarity and without limiting the Committee's general authority, vesting of such Awards may, at the Committee's discretion, be conditioned upon the Participant's completion of a specified period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service-based and performance based conditions. However, no Award shall be granted to a Participant (other than a non-employee director) with terms providing for any right of exercise or lapse of any vesting obligations earlier than a date that is at least one (1) year following the date of grant (or, in the case of vesting based upon performance-based objectives, exercise and vesting restrictions cannot lapse earlier than the one (1) year anniversary measured from the commencement of the period over which performance is evaluated); provided, however, that the Award by its terms may permit acceleration or waiver of the minimum restrictions upon the consummation of a Change in Control or upon the Participant's Termination of Service due to death, Disability or Retirement. In the case of any Award granted to a non-employee director, no Award shall be granted with terms providing for any right of exercise or lapse of any vesting obligations earlier than the date of the Company's next annual Stockholder meeting which is at least fifty (50) weeks after the immediately preceding year's annual meeting; provided, however, that the Award by its terms may permit acceleration or waiver of the minimum restrictions upon the consummation of a Change in Control or upon the Participant's Termination of Service due to death, Disability or Retirement. Notwithstanding the foregoing, the following Awards that do not comply with the one (1) year minimum exercise and vesting requirements may be issued:

(i)    substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries;

(ii)    shares delivered in lieu of fully vested cash Awards or any cash incentive compensation earned by a Participant, provided that the performance period for such incentive compensation was at least one fiscal year; and

(iii)    any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan. For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Section 3.2(b) of the Plan apply.

(b)    Nothing in this Section 2.4 shall limit the authority of the Committee to amend or modify any Award to accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award except where expressly limited in Section 4.1.

(c)    Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award, whether vested or unvested, held by a Participant shall terminate immediately, the Award shall be forfeited and the Participant shall have no further rights thereunder.

Section 2.5 Deferred Compensation. The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered "deferred compensation" under Code Section 409A, the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant's acceptance of any Award shall be deemed to constitute the Participant's acknowledgment of, and consent to, the rights of the Committee under this Section 2.6, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute deferred compensation, if such discretionary authority would contravene Code Section 409A.

Article 3
SHARES SUBJECT TO PLAN

Section 3.1 Shares. The Shares with respect to which Awards may be made shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a)    Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be:

(i)    1,000,000 Shares (representing the newly authorized Shares in connection with the adoption of this Plan); plus

(ii)    the unused Shares available for issuance of Awards under the Heartland Financial USA, Inc. 2020 Long-Term Incentive Plan as of the Effective Date; plus

(iii)    any Shares that are covered under the terms of a Prior Plan award that are forfeited, cancelled or otherwise would become available for reuse subject to the limitations in Section 3.2(b) of this Plan.

The maximum number of Shares available for delivery under the Plan (all of which may be granted as ISOs) and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4. As of the date of Stockholder approval of the Plan, no further awards shall be granted under any Prior Plan.

(b)    Counting Shares. Except as set forth in this Section 3.2(b), if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(i)    Shares Added Back to Reserve. Subject to the limitations in Section 3.2(b)(ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii)    Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in Section 3.2(b)(i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon an exercise of a stock option but for the fact that the exercise price was paid by a "net exercise" pursuant to Section 2.2 or any Shares tendered in payment of the exercise price of a stock option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (C) Shares covered by a stock-settled SAR issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using stock option exercise proceeds.

(iii)    Cash-Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv)    Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

Section 3.3 Limitations on Grants to Individuals. The following limitations shall apply with respect to Awards:

(a)    Stock Options and SARs. The maximum number of Shares that may be subject to stock options or SARs granted to any one Participant (other than a non-employee director) during any calendar year shall be 100,000. For purposes of this Section 3.3(a), if a stock option is granted in tandem with an SAR, such that the exercise of the option or SAR with respect to a Share cancels the tandem SAR or option right, respectively, with respect to such Share, the tandem option and SAR rights with respect to each Share shall be counted as covering one Share for purposes of applying the limitations of this Section 3.3(a).

(b)    Stock Awards. The maximum number of Shares that maybe subject to stock awards that are granted to any one Participant (other than a non-employee director) during any calendar year shall be 100,000.

(c)    Limitation for Awards Granted to Non-Employee Directors. Notwithstanding the other limitations set forth in this Section 3.3, no director who is not also an employee of the Company or an Affiliate may be granted any Award or Awards denominated in Shares that exceed in the aggregate $250,000 in value (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year. The foregoing limit shall not apply to any Award made pursuant to any election by the director to receive an Award in lieu of all or a portion of retainers and meeting fees. Notwithstanding the other limitations set forth in this Section 3.3, the maximum value of all equity and cash-based compensation granted to a Director who is not also an employee of the Company or an Affiliate cannot exceed $1,000,000 in any calendar year (and for this purpose equity value is determined using grant date value under applicable financial accounting rules). Furthermore, the independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Section 3.4 Corporate Transactions; Repricing.

(a)    Adjustments. To the extent permitted under Code Section 409A, to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2 and each of the specified limitations set forth in Section 3.3 shall be adjusted automatically to proportionately and uniformly reflect such transaction; provided, however, that the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, provided, further, that no such payment shall be required in consideration of the Award if the exercise price is greater than the value of the stock at the time of such corporate transaction).

(b)    No Repricing. Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Stock price shall be permitted without approval by the Stockholders or as otherwise specifically provided under Section 3.4(a). The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs, (ii) cancelling outstanding stock options or SARs in connection with the granting of other stock awards, including stock options or SARs with a lower exercise price, to the same individual, (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.

Section 3.5 Delivery of Shares. Delivery of Shares or other amounts under the Plan shall be subject to the following:

(a)    Compliance with Applicable Laws. Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)    Certificates. To the extent that the Plan provides for the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

Article 4
CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control. No Award shall, either by operation of its terms or by action of the Committee, accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company unless such transaction constitutes a Change in Control and unless such acceleration occurs upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation subsequently occurs) the Change in Control.

Section 4.2 Definition of Change in Control. For purposes of the Plan, "Change in Control" means the first to occur of the following:

(a)    the consummation of the acquisition by any "person" (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 51% or more of the combined voting power of the then outstanding Voting Securities of the Company;

(b)    the individuals who, as of the Effective Date, are members of the Board cease for any reason to constitute a majority of the Board, unless the election or nomination for election by the Stockholders of any new director was approved by a vote of a majority of the Board, in which case such new director shall for purposes of this Plan be considered as a member of the Board; or

(c)    the consummation by the Company of (i) a merger or consolidation if the Stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 51% of the combined voting power of the then outstanding Voting Securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of
v

the Voting Securities of the Company outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

(d)    Notwithstanding any provision in the foregoing definition of Change in Control to the contrary, a Change in Control shall not be deemed to occur solely because 51% or more of the combined voting power of the then outstanding securities of the Company are acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Stockholders in the same proportion as their ownership of Stock immediately prior to such acquisition.

(e)    Further notwithstanding any provision in the foregoing definition of Change in Control to the contrary, in the event that any Award constitutes deferred compensation, and the settlement of, or distribution of benefits under such Award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a "change in control event" under Code Section 409A.

Article 5
COMMITTEE

Section 5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is both a "non-employee director" (within the meaning of Rule 16b-3 promulgated under the Exchange Act). Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 5.2 Powers of Committee. The Committee's administration of the Plan shall be subject to terms of the Plan and the following:

(a)    The Committee shall have the authority and discretion to select from among the Company's and the Subsidiary's employees, directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms of Awards, to cancel or suspend Awards and to reduce or eliminate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b)    The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)    The Committee shall have the authority to define terms not otherwise defined in the Plan.

(d)    Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.

(e)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and to all applicable law.

Section 5.3 Delegation by Committee. The Committee may delegate to one or more officers or directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or
(ii) in such a manner as would cause the Plan not to comply with applicable exchange rules or applicable law.

Section 5.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan. The records of the Company and each Subsidiary as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

Article 6
AMENDMENT AND TERMINATION

Section 6.1 General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided, however, that no amendment or termination may (except as provided in Section 2.6, Section 3.4 and Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; provided, further, that, prior approval of the Stockholders of the Company shall be required for any amendment to the Plan or an Award that would:

(a)    require shareholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ or any other securities exchange that are applicable to the Company;

(b)    increase the number of shares authorized under the Plan as specified in Section 3.2 of the Plan;

(c)    permit repricing of options or SARs, which 1s currently prohibited by Section 3.4(b) of the Plan;

(d)    permit the award of options or SARs at a price less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 2.2 of the Plan;

(e)    increase the maximum term permitted for options and SARs as specified in
2.2; or

(f)    increase the number of shares or dollar values subject to the annual limitations contained in Section 3.3 of the Plan.

Section 6.2 Amendment to Conform to Law. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of making changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results), and no action taken to comply with such laws, rules, regulations and policies shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof). By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2, Section 2.5 or Section 3.4 without further consideration or action.

Article 7
GENERAL TERMS

Section 7.1 No Implied Rights.

(a)    No Rights to Specific Assets. No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the terms of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.

(b)    No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a

Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifica11y accrued under the terms of the Plan. No individual sha11 have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

(c)    No Rights as a Stockholder. Except as otherwise provided in the Plan, no Award sha11 confer upon the holder thereof any rights as a Stockholder prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2 Transferability. No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be in accordance with the rules of Form S-8 (e.g., limited to immediate family members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations); and provided, further, that such transfers shall not be made for consideration to the Participant. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant's death.

Section 7.3 Designation of Beneficiaries. The Committee may establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant's death.

Section 7.4 Non-Exclusivity. Neither the adoption of the Plan by the Board nor the submission of the Plan to the Stockholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5 Award Agreement. Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.

Section 7.6 Form and Time of Elections. Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms, not inconsistent with the terms of the Plan, as the Committee may require.

Section 7.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding. All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied:
(a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns; or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used in such a manner as would cause an Award to become subject to liability accounting treatment.

Section 7.9 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or a Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or the applicable rules of any securities exchange or similar entity) by a duly authorized officer of the Company or such Subsidiary.\

Section 7.10 Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.

Section 7.11 Indemnification. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13 Governing Law. The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.14 Benefits Under Other Plans. Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant's benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant's employer.

Section 7.15 Validity. If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.16 Notice. Unless provided otherwise in an Award Agreement, all written communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below:

Heartland Financial USA, Inc.
1800 Larimer Street, Suite 1800
Denver, CO 80202

Such communications shall be deemed given:

(a)    in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)    in the case of certified or registered U.S. mail, five days after deposit in the
U.S. mail; or

(c)    in the case of facsimile, the date upon which the transmitting party receives confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received. In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider.

Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company's senior human resources officer and corporate secretary.

Section 7.17 Clawback Policy. Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with the terms of the Company's Clawback Provision Policy and Financial Statement Compensation Recoupment Policy (as amended from time to time, the "Policies") or any applicable law. A Participant's receipt of an Award shall be deemed to constitute the Participant's acknowledgment of and consent to the Company's application, implementation and enforcement of (i) the Policies and any similar policy established by the Company that may apply to the Participant and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant's express agreement that the Company may take such actions as are necessary to effectuate the Policies, any similar policy and applicable law without further consideration or action.

Section 7.18 Breach of Restrictive Covenants. Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a non-competition, non-solicitation, non-disclosure or other restrictive covenant set forth in the Award Agreement or any other agreement between the Participant and the Company or a Subsidiary, whether during or after the Participant's Termination of Service, in addition to any other penalties or restrictions that may apply under any such agreement, state law, or otherwise, the Participant shall forfeit or pay to the Company:

(a)    any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

(b)    any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant's Termination of Service and within the six-month period immediately preceding the Participant's Termination of Service;

(c)    the profit realized by the Participant from the exercise of any stock options and SARs that the Participant has exercised after the Participant's Termination of Service and within the six-month period immediately preceding the Participant's Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by the Participant upon exercise of such stock option or SAR; and

(d)    the profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant's Termination of Service and within the six-month period immediately preceding the Participant's Termination of Service and where such sale or disposition occurs in such similar time period.

Article 8
DEFINED TERMS; CONSTRUCTION

Section 8.1 In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)    "10% Stockholder" means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(b)    "Affiliate" means any entity which owns or controls, is owned by or is under common ownership or control with, the Company.

(c)    "Award" means an award under the Plan.

(d)    "Award Agreement" means the document that evidences the terms of an Award. Such document shall be referred to as an agreement regardless of whether a Participant's signature is required.

(e)    "Board" means the Board of Directors of the Company.

(f)    If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for "cause," then, for purposes of the Plan as it applies to that Participant, the term "Cause" has the meaning set forth in such agreement; and in the absence of such a definition, "Cause" means (i) any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, (ii) willful violation of any
x

law, rule or regulation in connection with the performance of a Participant's duties (other than traffic violations or similar offenses), (iii) commission of any act of moral turpitude or conviction of a felony or (iv) the willful or negligent failure of the Participant to perform his or her duties in any material respect.

Further, the Participant shall be deemed to have terminated for Cause if, after the Participant's Termination of Service, facts and circumstances arising during the course of the Participant's employment with the Company are discovered that would have constituted a termination for Cause.

Further, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of "Cause."

(g)    "Change in Control" has the meaning ascribed to it in Section 4.2.

(h)    "Code" means the Internal Revenue Code of 1986.

(i)    "Committee" means the Committee acting under Article 5, which shall initially be the Compensation and Human Capital Committee, and in the event a Committee is not currently appointed, the Board.

(j)    "Company" means Heartland Financial USA, Inc., a Delaware
Corporation.

(k)    "Disability" means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering the Company's or a Subsidiary's employees.

(l)    "Effective Date" has the meaning ascribed to it in Section 1.1.

(m)    "Exchange Act" means the Securities Exchange Act of 1934.

(n)    "Fair Market Value" means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading (including the NASDAQ Stock Market, the New York Stock Exchange, or such other market or exchange in which such prices are regularly quoted) or, if there have been no sales with respect to Shares on such date, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Sections 422 and 409A.

(o)    "ISO" has the meaning ascribed to it in Section 2.l(a).

(p)    "Participant" has the meaning ascribed to it in Section 1.2.

(q)    "Plan" means the Heartland Financial 2024 Long-Term
Incentive Plan.

(r)    "Policy" has the meaning ascribed to it in Section 7.17.

(s)    "Prior Plans" means the Heartland Financial USA, Inc. 2020 Long-Term Incentive Plan, the Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan, the Heartland Financial USA, Inc. 2005 Long-Term Incentive Plan, and the Heartland Financial USA, Inc. 2003 Stock Option Plan.

(t)    "Retirement" shall mean a Participant's voluntary Termination of Service at or after attainment of Retirement Age under such circumstances not giving rise to a termination for Cause and otherwise determined to constitute Retirement by the Committee in its sole discretion.

(u)    "Retirement Age" means the Participant has both attained age sixty-two

(62) and completed five (5) or more years of full-time equivalent service with the Company or an Affiliate. Notwithstanding the foregoing, in the case of an Award granted to a non-employee director, "Retirement Age" shall mean completion of ten (10) continuous years of service on the Board measured from such director's most recent appointment to the Board, without regard to attainment of a specified age.

(v)    "Securities Act" means the Securities Act of 1933.

(w)    "SAR" has the meaning ascribed to it in Section 2.l(b).

(x)    "Share" means a share of Stock.

(y)    "Stock" means the common stock of the Company, $1.00 par value per share.

(z)    "Stockholders" means the stockholders of the Company.

(aa) "Subsidiary" means any corporation, bank or other entity that would be a "subsidiary corporation" with respect to the Company as defined in Code Section 424(f).

(bb) "Termination of Service" means the first day occurring on or after a grant date on which the Participant ceases to be an employee and director of, and service provider to, the Company and each Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)    The Participant's cessation as an employee or service provider shall not be deemed to occur by reason of the Participant's being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant's services.

(ii)    If, as a result of a sale or other transaction, the Subsidiary for whom the Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee or director of, or service provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant's Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(iii)    A service provider other than an employee or director whose services to the Company or a Subsidiary are governed by a written agreement with such service provider shall cease to be a service provider at the time such written agreement ends (without renewal); and such a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider shall cease to be a service provider on the date that is 90 days after the date the service provider last provides services requested by the Company or a Subsidiary.

(iv)    Notwithstanding the foregoing, in the event that any Award constitutes deferred compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of "separation from service" as defined under Code Section 409A.

(cc) "Voting Securities" means any securities that ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.

Section 8.2 In the Plan, unless otherwise stated, the following uses apply:

(a)    actions permitted under the Plan may be taken at any time and from time to time in the actor's reasonable discretion;

(b)    references to a statute shall refer to the statute and any amendments and any successor statutes, and to all regulations promulgated under or implementing the statute, as amended, or its successors, as in effect at the relevant time;

(c)    in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding";

(d)    references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)    indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(f)    the words "include," "includes" and "including" means "include, without limitation," "includes, without limitation" and "including, without limitation," respectively;

(g)    all references to sections are to sections in the Plan;

(h)    all words used shall be construed to be of such gender or number as the circumstances and context require;

(i)    the captions and headings of articles and sections appearing in the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;

(j)    any reference to an agreement, plan, policy, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, document or set of documents, shall mean such agreement, plan, policy, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)    all accounting terms not specifically defined in the Plan shall be construed in accordance with GAAP.

Strength. Insight. Growth.

HEARTLAND FINANCIAL USA, INC.
1800 LARIMER STREET, SUITE 1800
DENVER, CO 80202
ATTN: JAY L. KIM

SCAN TO VIEW MATERIALS & VOTE

VOTE AT VIRTUAL MEETING
The company will hold a virtual Annual Meeting on Wednesday, May 22, 2024 at 1:00 p.m. Mountain Time. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HTLF2024. You will need the 16-digit control number contained in this proxy card.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 21, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 17, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 21, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 17, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V35522-P05872

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HEARTLAND FINANCIAL USA, INC.

1. ELECTION OF DIRECTORS:

Nominee	For	Withhold
1a. Robert B. Engel	☐	☐
1b. Brad J. Henderson	☐	☐
1c. Jennifer K. Hopkins	☐	☐
1d. Christopher S. Hylen	☐	☐
1e. Margaret G. Lazo	☐	☐
1f. Bruce K. Lee	☐	☐
1g. Susan G. Murphy	☐	☐
1h. Opal G. Perry	☐	☐
1i. John K. Schmidt	☐	☐
1j. Paul W. Taylor	☐	☐
1k. Kathryn Graves Unger	☐	☐
1l. Duane E. White	☐	☐

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME(S) APPEAR(S). ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, 10-K wrap and Invitation are available at www.proxyvote.com.

V35523-P05872

HTLF®

Strength. Insight. Growth.

HEARTLAND FINANCIAL USA, INC.
Annual Meeting of Stockholders
May 22, 2024, at 1:00 p.m., Mountain Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jay L. Kim and Kevin L. Thompson, or either one of them acting in the absence of the other, with power of substitution, as attorneys and proxies for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Heartland Financial USA, Inc. to be held online at www.virtualshareholdermeeting.com/HTLF2024 on May 22, 2024, at 1:00 p.m., Mountain Time, and at any adjournments thereof, and to vote on all matters coming before said meeting, hereby revoking any proxy heretofore given. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place. In the event of unforeseen circumstances, such as the death or disability of a Director nominee, the Board may substitute another person for that nominee. The proxies will vote these shares for that other person unless you instruct us otherwise.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" all nominees for election as Directors for a one-year term, as listed in the proxy statement, and "FOR" Proposals 2, 3 and 4.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

(Continued, and to be marked, dated and signed, on the other side)